                                                                    Exhibit 99.1









                     SUNTRUST ROBINSON HUMPHREY FUNDING, LLC

                                    Purchaser

                                       and

                                [NAME OF COMPANY]

                                     Company






            MORTGAGE LOAN FLOW PURCHASE, SALE AND SERVICING AGREEMENT

                           Dated as of [_____], 20[__]






              Adjustable and Fixed-Rate Residential Mortgage Loans









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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS                                                                                            1


ARTICLE II CONVEYANCE OF MORTGAGE LOANS                                                                         16

         Section 2.01       Agreement to Purchase; Purchase Price                                               16
         Section 2.02       Books and Records; Transfers of Mortgage Loans                                      18
         Section 2.03       Delivery of Documents                                                               19
         Section 2.04       Quality Control Procedures                                                          20
         Section 2.05       Closing Conditions                                                                  21

ARTICLE III REPRESENTATIONS AND WARRANTIES; REMEDIES AND BREACH                                                 22

         Section 3.01       Company Representations and Warranties                                              22
         Section 3.02       Representations and Warranties Regarding Individual Mortgage
                            Loans                                                                               22
         Section 3.03       Repurchase and Other Remedies                                                       22
         Section 3.04       Repurchase of Mortgage Loans With First Payment Defaults                            25
         Section 3.05       Purchase Price Protection                                                           25
         Section 3.06       Review of Mortgage Loans                                                            25

ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS                                                       26

         Section 4.01       Company to Act as Servicer                                                          26
         Section 4.02       Liquidation of Mortgage Loans                                                       27
         Section 4.03       Collection of Mortgage Loan Payments                                                28
         Section 4.04       Establishment of and Deposits to Custodial Account                                  28
         Section 4.05       Permitted Withdrawals From Custodial Account                                        30
         Section 4.06       Establishment of and Deposits to Escrow Account                                     31
         Section 4.07       Permitted Withdrawals From Escrow Account                                           32
         Section 4.08       Payment of Taxes, Insurance and Other Charges                                       33
         Section 4.09       Transfer of Accounts                                                                33
         Section 4.10       Maintenance of Hazard Insurance                                                     33
         Section 4.11       Maintenance of Mortgage Impairment Insurance                                        35
         Section 4.12       Maintenance of Fidelity Bond and Errors and Omissions
                            Insurance                                                                           35
         Section 4.13       Inspections                                                                         36
         Section 4.14       Restoration of Mortgaged Property                                                   36
         Section 4.15       Maintenance of PMI Policy; Claims                                                   36
         Section 4.16       Title, Management and Disposition of REO Property                                   37
         Section 4.17       Real Estate Owned Reports                                                           39
         Section 4.18       Liquidation Reports                                                                 39
         Section 4.19       Reports of Foreclosures and Abandonments of Mortgaged
                            Property                                                                            39

                                       i
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         Section 4.20       Application of Buydown Funds                                                        39
         Section 4.21       Notification of Adjustments                                                         40
         Section 4.22       Specially Serviced Mortgage Loans                                                   40
         Section 4.23       Disaster Recovery/Business Continuity Plan                                          41
         Section 4.24       Fair Credit Reporting Act                                                           41

ARTICLE V PAYMENTS TO PURCHASER                                                                                 42

         Section 5.01       Remittances                                                                         42
         Section 5.02       Statements to the Purchaser                                                         42
         Section 5.03       Monthly Advances by Company                                                         43

ARTICLE VI GENERAL SERVICING PROCEDURES                                                                         44

         Section 6.01       Due-on-Sale Provision and Assumptions                                               44
         Section 6.02       Satisfaction of Mortgages and Release of Mortgage Files                             45
         Section 6.03       Servicing Compensation                                                              45
         Section 6.04       Annual Statement as to Compliance                                                   46
         Section 6.05       Annual Independent Certified Public Accountants' Servicing
                            Report                                                                              46
         Section 6.06       Right to Examine Company Records                                                    46
         Section 6.07       Compliance with REMIC Provisions                                                    46

ARTICLE VII COMPANY TO COOPERATE                                                                                47

         Section 7.01       Assumption of Responsibilities on any Servicing Transfer Date                       47

ARTICLE VIII COMPANY TO COOPERATE                                                                               50

         Section 8.01       Provision of Information                                                            50
         Section 8.02       Financial Statements; Servicing Facility                                            51
         Section 8.03       Cooperation with Third-party Service Providers                                      51

ARTICLE IX THE COMPANY                                                                                          51

         Section 9.01       Indemnification; Third Party Claims                                                 51
         Section 9.02       Merger or Consolidation of the Company                                              52
         Section 9.03       Limitation on Liability of Company and Others                                       52
         Section 9.04       Limitation on Resignation and Assignment by the Company                             53

ARTICLE X WHOLE LOAN TRANSFERS AND SECURITIZATIONS                                                              53

         Section 10.01      Removal of Mortgage Loans from Inclusion Under this
                            Agreement Upon Reconstitution                                                       53
         Section 10.02      Regulation AB Compliance Addendum                                                   55

                                       ii
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ARTICLE XI DEFAULT                                                                                              55

         Section 11.01      Events of Default                                                                   55
         Section 11.02      Waiver of Defaults                                                                  57

ARTICLE XII TERMINATION                                                                                         57

         Section 12.01      Termination                                                                         57

ARTICLE XIII MISCELLANEOUS PROVISIONS                                                                           58

         Section 13.01      Successor to Company                                                                58
         Section 13.02      Amendment                                                                           59
         Section 13.03      Governing Law; Waiver of Jury Trial                                                 59
         Section 13.04      Arbitration                                                                         60
         Section 13.05      Notices                                                                             60
         Section 13.06      Severability of Provisions                                                          61
         Section 13.07      Relationship of Parties                                                             61
         Section 13.08      Successors and Assigns                                                              61
         Section 13.09      Recordation of Assignments of Mortgage                                              61
         Section 13.10      Solicitation of Mortgagor                                                           61
         Section 13.11      Further Agreements                                                                  62
         Section 13.12      Confidential Information                                                            62
         Section 13.13      Equal Opportunity                                                                   63
         Section 13.14      Counterparts                                                                        63
         Section 13.15      Exhibits, Addendum I and Purchase Price and Terms Letter                            63
         Section 13.16      General Interpretive Principles                                                     63
         Section 13.17      Reproduction of Documents                                                           64
         Section 13.18      Judicial Interpretation                                                             64
         Section 13.19      Headings                                                                            64
         Section 13.20      Intention of the Company                                                            64

                                    EXHIBITS

                  Exhibit A         Data Fields on Mortgage Loan Schedule
                  Exhibit B         Contents of Each Mortgage File
                  Exhibit C         [RESERVED]
                  Exhibit D         Form of Assignment, Assumption and Recognition Agreement
                  Exhibit E         Underwriting Guidelines
                  Exhibit F         Representations and Warranties of the Company
                  Exhibit G         Representations and Warranties Regarding Individual Mortgage
                                    Loans
                  Exhibit H         Form of Memorandum of Sale
                  Exhibit I         Form of Opinion of Counsel
                  Exhibit J         Form of Monthly Servicing Report

                                      iii
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                  Addendum I        Regulation AB Compliance Addendum to Mortgage Loan Flow
                                    Purchase, Sale and Servicing Agreement







































                                       iv
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     This is a Mortgage Loan Flow  Purchase,  Sale and  Servicing  Agreement for
adjustable and fixed-rate residential first and second lien mortgage loans, dated and effective as of [_____], 20[__] (the "Agreement") and is by and between SunTrust Robinson Humphrey Funding, LLC, a Delaware limited liability company, as purchaser (the "Purchaser"), and [NAME OF COMPANY], a [_____], as seller and servicer (the "Company").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, the Purchaser has agreed to purchase from time to time from the Company and the Company has agreed to sell from time to time to the Purchaser first and second lien and fixed- and adjustable-rate mortgage loans;

     WHEREAS, the Mortgage Loans will be sold by the Company and purchased by the Purchaser as pools or groups of whole loans, servicing retained (each, a "Mortgage Loan Package") on the various Closing Dates as provided herein;

     WHEREAS, each of the Mortgage Loans will be secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule for the related Mortgage Loan Package, which will be annexed to a Memorandum of Sale (as defined herein) on the related Closing Date;

     WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans; and

     WHEREAS, following any purchase of the Mortgage Loans from the Company, the Purchaser may desire to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer, agency transfer or a public or private, rated or unrated mortgage-backed securities transaction.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for $10.00 and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: With respect to any Mortgage Loan, procedures (including collection procedures) that comply with applicable federal, state and local law and that the Company customarily employs and exercises in servicing and administering mortgage loans for its own account and that are in accordance with the Fannie Mae Single Family Servicing Guide and the accepted mortgage servicing practices of prudent mortgage lending institutions which service

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mortgage loans of the same type as the Mortgage Loans in the jurisdiction  where the related Mortgaged Property is located.

     Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Interest Rate is adjusted periodically.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

     Agreement: This Mortgage Loan Flow Purchase, Sale and Servicing Agreement and all amendments hereof and supplements hereto.

     ALTA: The American Land Title Association or any successor thereto.

     Appraisal: A written appraisal of a Mortgaged Property made by a Qualified Appraiser, which appraisal must be written, in form and substance, to Fannie Mae and Freddie Mac standards, and satisfy the requirements of Title XI of the Financial Institution, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, in effect as of the date of the appraisal.

     Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the Appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the Appraisal made in connection with the origination of such Mortgage Loan.

     Approved Flood Policy Insurer: An insurer that meets the guidelines of the Federal Insurance Administration.

     Assignment,    Assumption   and   Recognition   Agreement:   An   agreement
substantially in the form of Exhibit D attached hereto.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

     Assignment of Proprietary Lease: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Proprietary Lease.

     Assignment of Recognition Agreement: With respect to a Cooperative Loan, an assignment of the Recognition Agreement sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Recognition Agreement.

     BIF: The Bank Insurance Fund, or any successor thereto.

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     BPO: A broker's price opinion with respect to a Mortgaged Property.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York or the state in which the Company's servicing operations are located are authorized or obligated by law or executive order to be closed.

     Buydown Agreement: An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

     Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the mortgagor's funds in the early years of a Mortgage Loan.

     Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

     Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

     Closing Date: With respect to a Mortgage Loan Package, the date or dates, set forth in the related Memorandum of Sale, on which the Purchaser will purchase and the Company will sell the Mortgage Loans identified therein.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

     Company: [NAME OF COMPANY], or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

     Company Employees: As defined in Section 4.12.

     Company Specific Representations: As defined in Section 3.01.

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

     Consent: A document executed by the Cooperative Corporation (i) consenting to the sale of the Cooperative Unit to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Unit have been paid.

     Consumer Information: Any personally identifiable information in any form (written electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor's name, address, telephone number, Mortgage Loan number, Mortgage Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Mortgagor has a relationship with the Company or the originator of the related Mortgage Loan; and any other non-public personally identifiable information.

     Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

     Cooperative Lien Search: A search for (a) federal tax liens, mechanics' liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Project into the Cooperative Corporation.

     Cooperative Loan: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

     Cooperative Pledge Agreement: The specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

     Cooperative Project: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

     Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

     Cooperative Unit: With respect to any Cooperative Loan, a specific unit in a Cooperative Project.

     Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

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     Custodian:  The custodian  appointed by the Purchaser,  or its successor in interest or assigns, or any successor to the Custodian.

     Cut-off Date: With respect to each Mortgage Loan, the first day of the month of the related Closing Date, or such other date as set forth in the related Purchase Price and Terms Letter.

     Deleted Mortgage Loan: As defined in Section 3.03.

     Determination Date: The fifteenth calendar day of each month (or if such fifteenth day is not a Business Day, the immediately preceding Business Day).

     Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

     Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

     Estoppel Letter: A document executed by the Cooperative Corporation certifying, with respect to a Cooperative Unit, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related Stock Certificate was registered in the Mortgagor's name and the Cooperative Corporation has not been notified of any lien upon, pledge of, levy of execution on or disposition of such Stock Certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative Corporation have been paid.

     Event of Default: Any one of the conditions or circumstances  enumerated in
Section 11.01.

     Fannie Mae: The entity formally known as Federal National Mortgage Association (FNMA), or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Company  pursuant to
Section 4.12.

     Financing Statement: A financing statement in the form of a UCC-1 filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

     Financing Statement Change: A financing statement in the form of a UCC-3 filed to continue, terminate, release, assign or amend an existing Financing Statement.

     First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

     First Lien Mortgage Loan: A Mortgage Loan secured by the lien on the Mortgaged Property, not subject to any prior lien on such Mortgaged Property.

     First Remittance Date: [MONTH AFTER CLOSING] 18, 20[__].

     Fitch: Fitch, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch, Inc. and Derivative Fitch Ltd., and any successor or successors thereto.

     Freddie Mac: The entity formally known as the Federal Home Loan Mortgage Corporation (FHLMC), or any successor thereto.

     GAAP: Generally accepted accounting principles, consistently applied.

     Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

     Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating interest therein.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

     Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related

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Mortgaged  Property if the Mortgaged  Property is acquired in  satisfaction  (in whole or in part) of the Mortgage Loan.

     Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of
(i) the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) plus, in the case of Second Lien Mortgage Loans, the amount of any related First Lien as of the date of origination of the Mortgage Loan to
(ii) the Appraised Value of the Mortgaged Property.

     Market Change Event: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (b) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (c) the outbreak or escalation of hostilities involving the United States, an act of terrorism, or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (c) in the judgment of the Purchaser makes it impracticable or inadvisable to proceed with the transactions as contemplated in this Agreement on the terms and in the manner contemplated in this Agreement.

     Material Adverse Change: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company; (b) a material impairment of the ability of the Company to perform under this Agreement or any related agreements; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against the Company (unless such material adverse effect is directly caused by an action of the Purchaser which can be remedied by the Purchaser).

     Memorandum of Sale: With respect to each Mortgage Loan and the Mortgage Loan Package, the memorandum of sale, substantially in the form of Exhibit H attached hereto, confirming the sale by Company and the purchase by Purchaser of the Mortgage Loan Package on the related Closing Date.

     MERS: MERSCORP, Inc., its successors and assigns.

     MERS Designated Mortgage Loan: A Mortgage Loan for which (a) the Company has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Company, in accordance with MERS Procedures Manual and (b) the Company has designated or will designate the Custodian as the Investor on the MERS System.

     MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

     MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

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     MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

     Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

     Moody's: Moody's Investors Service, Inc.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, an unsubordinated estate in fee simple in real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Mortgage Note.

     Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

     Mortgage  Interest  Rate:  The annual rate of interest  borne on a Mortgage
Note in accordance with the provisions of the Mortgage Note.

     Mortgage Loan: An individual Mortgage Loan or Cooperative Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule annexed to the related Memorandum of Sale, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Documents: The documents referred to in Exhibit B as items 1 through 11.

     Mortgage Loan Package: The pool or group of whole loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related Memorandum of Sale.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

     Mortgage Loan Representations: As defined in Section 3.02.

     Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans annexed to the related Memorandum of Sale (and delivered in electronic format to the Purchaser), such schedule setting forth the information set forth on Exhibit A with respect to each Mortgage Loan in the related Mortgage Loan Package.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     Mortgaged Property: With respect to a Mortgage Loan that is not a Cooperative Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple parcel of real estate or a leasehold estate, the term of which is equal to or longer than the term of the related Mortgage Note. With respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease securing the indebtedness of the Mortgagor under the related Mortgage Loan.

     Mortgagor: The obligor on a Mortgage Note.

     Negative Amortization: A gradual increase in the mortgage debt that occurs when the monthly fixed installment is not sufficient for full application to both principal and interest. The interest shortage is added to the unpaid principal balance to create "negative" amortization.

     OCC: The Office of the Comptroller of the Currency.

     Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President, a Senior Vice President, a First Vice President, a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any servicer or in an affiliate of either and (iii) is not connected with the Company or any servicer as an officer, employee, director or person performing similar functions.

     Originator: With respect to any Mortgage Loan, the entity that (i) took the Mortgagor's loan application (ii) processed the Mortgagor's loan application, or
(iii) closed and/or funded the Mortgagor's Mortgage Loan.

     Periodic Interest Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

     Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

     Pledge Instruments: With respect to each Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease, the Assignment of the Mortgage Note and the Cooperative Pledge Agreement.

     PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

     Prepayment Interest Shortfall: As to any Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the related Principal Prepayment Period, the amount, if any, by which one month's interest at the related Mortgage Loan Remittance Rate on such Principal Prepayment exceeds the amount of interest at the Mortgage Loan Remittance Rate paid in connection with such Principal Prepayment.

     Prepayment Premium: Payments received on a Mortgage Loan as a result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

     Prepayment  Premium  Loan:  A  Mortgage  Loan  with  respect  to which  the
Mortgagor  must  pay  a  Prepayment  Premium  in  connection  with  a  Principal
Prepayment.

     Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

     Proprietary   Lease:  The  lease  on  a  Cooperative  Unit  evidencing  the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

     Purchase Price: The price paid on a Closing Date by the Purchaser to the Company for a Mortgage Loan Package, as calculated as set forth in the related Purchase Price and Terms Letter.

     Purchase  Price   Percentage:   The  purchase  price   percentage  used  in
calculating the Purchase Price, as set forth in the related Purchase Price and Terms Letter.

     Purchase Price and Terms Letter: The letter agreement between the Company and the Purchaser entered into prior to the related Closing Date relating to the sale of one or more Mortgage Loan Packages.

     Purchaser: SunTrust Robinson Humphrey Funding, LLC, or its successor in interest or any successor or assignee to the Purchaser under this Agreement as herein provided.

     Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     Qualified Depository: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity.

     Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

     Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution be approved by the Purchaser and (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than, and not more than 2% greater than, the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) comply with each Company Specific Representation and each Mortgage Loan Representation; (v) be of the same type as the Deleted Mortgage Loan; (vi) have a Gross Margin not less than that of the Deleted Mortgage Loan; (vii) have the same Index as the Deleted Mortgage Loan;
(viii) will have a FICO score not less than that of the Deleted  Mortgage  Loan;
(ix) have an LTV not greater than that of the Deleted Mortgage Loan; (x) have a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the Deleted Mortgage Loan; and (xi) have a Company credit grade not lower in quality than that of the Deleted Mortgage Loan.

     Rating Agency: Each of Fitch, Inc., Moody's and S&P, or any successor thereto.

     Recognition Agreement: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties
(i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

     Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Securitization or Whole Loan Transfer pursuant to
Section 10.01 hereof. The Reconstitution Date shall be such date which the Purchaser and the subsequent purchaser or transferee of the related Mortgage Loans shall designate. On such date, except as provided in this Agreement, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

     Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Regulation  AB  Compliance   Addendum:   Addendum  I  attached  hereto  and
incorporated herein by reference thereto.

     REMIC: A "real estate  mortgage  investment  conduit" within the meaning of
Section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of any month, beginning with the First Remittance Date.

     REO Disposition: The final sale by the Company of any REO Property.

     REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

     REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in
Section 4.16.

     Repurchase  Price:  With respect to any Mortgage Loan, a price equal to (i)
(A) prior to the date which is twelve (12) months following the related Closing Date, the product of the Stated Principal Balance of such Mortgage Loan times the greater of (x) the Purchase Price Percentage, or (y) 100%, and (B) thereafter, the Stated Principal Balance of the Mortgage Loan, plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Interest Rate from the date on which interest has last been paid and distributed to the Purchaser to the last day of the month in which such repurchase occurs, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase, plus (iii) the amount of any advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation, costs and expenses incurred in the enforcement of the Company's repurchase obligation hereunder plus (iv) with respect to any Mortgage Loan subject to a Securitization, any costs and damages incurred by the related trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

     RESPA: The Real Estate Settlement Procedures Act, as amended.

     SAIF: The Savings Association Insurance Fund, or any successor thereto.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies., Inc., or any successor thereto.

     Second Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien on the Mortgaged Property.

     Second Lien Mortgage Loan: A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

     Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

     Securitization: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

     Servicemembers  Civil  Relief Act: The  Servicemembers  Civil Relief Act of
2003.

     Servicer: [NAME OF COMPANY], or its successor in interest or assigns, or any successor to the Servicer under this Agreement appointed as herein provided.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) other than Monthly Advances incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Subject to Section 6.03, such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

     Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate specified for such Mortgage Loan set forth on the Mortgage Loan Schedule or if not specified thereon, in the Purchase Price and Terms Letter.

     Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals or copies, which may be imaged copies, of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed herein, the originals of which are delivered to the Custodian pursuant to Section 2.03.

     Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

     Servicing Transfer Date: Any date on which the responsibility for the servicing of the Mortgage Loans included in a Mortgage Loan Package transfers from Company to the Purchaser or the Purchaser's designee.

     Servicing Transfer Event: With respect to any Mortgage Loan, the occurrence of any of the following events:

          (i) a payment default shall have occurred on such Mortgage Loan at its original maturity date, or if the original maturity date of such Mortgage Loan has been extended, a payment default occurs on such Mortgage Loan at its extended maturity date; or

          (ii) any Monthly Payment is ninety (90) days or more delinquent; or

         (iii) the date upon which the Company determines that a payment default is imminent and is not likely to be cured by the related Mortgagor within 90 days; or

          (iv) the date upon which a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, and being entered against the related Mortgagor; and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (v)  the  related  Mortgagor  shall  consent to the  appointment  of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vii) a default of which the Company has notice (other than a failure by such Mortgagor to pay principal or interest) and which in the opinion of the Company materially and adversely affects the interests of the Purchaser has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 30 days); or

        (viii) the Company has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

     Special Servicer: A special servicer appointed by the Purchaser to service Mortgage Loans after the occurrence of a Servicing Transfer Event.

     Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan as of the first day of the month for which such calculation is being made after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

     Stock Certificate: With respect to a Cooperative Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation.

     Stock Power: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

     Subservicer: Any Person with which the Company has entered into a Subservicing Agreement, provided that such Person is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac.

     Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Company, need not be in writing) between the Company and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 4.01.

     Underwriting Guidelines: The underwriting guidelines of the Company with respect to Mortgage Loans, attached as Exhibit E hereto, as the same shall be updated from time to time; provided, that no updated underwriting guidelines of the Company shall constitute "Underwriting Guidelines" hereunder until such updates have been received by the Purchaser.

     Uniform Commercial Code: The Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party which sale or transfer is not a Securitization.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

Section 2.01 Agreement to Purchase; Purchase Price.

     (a) Agreement to Purchase.

     In exchange for the payment of the Purchase Price to the Company on the related Closing Date, the Company agrees to sell and the Purchaser agrees to purchase, without recourse but subject to the terms of this Agreement, on a servicing retained basis, all the right, title and interest of the Company in and to the Mortgage Loans in a Mortgage Loan Package having an aggregate Stated Principal Balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and the Company as evidenced by the aggregate Stated Principal Balance of the Mortgage Loan Package accepted by the Purchaser on the related Closing Date. The Company shall deliver the Mortgage Loan Schedule for the

Mortgage Loan Package to be purchased on the related Closing Date to the Purchaser at least five (5) Business Days prior to such Closing Date.

     (b) Purchase Price.

     The Purchase Price for each Mortgage Loan Package shall be based on the percentage of par as stated in or as otherwise calculated pursuant to the related Purchase Price and Terms Letter (subject to adjustment as provided therein), plus accrued interest on the aggregate Stated Principal Balance of the Mortgage Loan Package at the weighted average Mortgage Loan Remittance Rate from the related Cut-off Date through the day prior to the related Closing Date, inclusive. The initial principal amount of the Mortgage Loans shall be the aggregate Stated Principal Balance of the Mortgage Loans, so computed as of the related Cut-off Date, after application of scheduled payments of principal due on or before the related Cut-off Date, whether or not collected. Such payments shall be made to the account designated by the Company by wire transfer in immediately available funds by 3:00 p.m. New York City time on the related Closing Date.

     The Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Company or any successor servicer after the related Cut-off Date shall belong to the Company), (3) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date) and (4) all Prepayment Premiums. The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected together with any unscheduled principal prepayments collected prior to the related Cut-off Date, provided, however, that payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account for the benefit of the Purchaser.

     (c) Possession of Mortgage Files; Maintenance of Servicing Files.

     The contents of each Servicing File are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. Possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02.

Section 2.02 Books and Records; Transfers of Mortgage Loans.

     From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company, if applicable, shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

     The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements, tax returns and business records as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan, which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac and periodic inspection reports as required by Section
4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of Fannie Mae or Freddie Mac.

     The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

     The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans. The Purchaser shall advise the Company of any such transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Company receives notification of a transfer less than five (5) Business Days before the last calendar day of the month, the Company's duties to remit and report as required by Article V shall begin with the next Due Period.

Section 2.03 Delivery of Documents.

     The Company will, with respect to each Mortgage Loan, deliver and release the Mortgage Loan Documents to the Custodian at least five (5) Business Days prior to the related Closing Date. In addition, in connection with the assignment of any MERS Designated Mortgage Loan, the Company agrees that on or prior to each Closing Date it will cause, at its own expense, the MERS System to indicate that the related Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by entering in the MERS System the information required by the MERS System to identify the Purchaser as owner of such Mortgage Loans. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or transferred in accordance with the terms of this Agreement.

     The Company shall be responsible for recording the Assignments of Mortgage, if necessary, in accordance with Accepted Servicing Practices and this Agreement. All recording fees and other costs associated with the recording of Assignments of Mortgage and other relevant documents to the Purchaser or its designee will be borne by the Company. For Mortgage Loans not registered under the MERS System, if the Purchaser requests that the related Assignments of Mortgage be recorded, the Company shall cause such Assignments of Mortgage which were delivered in blank to be completed and to be recorded. The Company shall be required to deliver such Assignments of Mortgage for recording within thirty
(30) days of the date on which the Company is notified that recording will be required pursuant to this Section 2.03. The Company shall furnish the Custodian with a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Company shall promptly have a substitute Assignment of Mortgage prepared or have such defect cured, as the case may be, and thereafter cause such Assignment of Mortgage to be duly recorded.

     Except as otherwise provided in this Section 2.03, upon discovery or receipt of notice of any materially defective Mortgage Loan Document, or that a Mortgage Loan Document is missing, the Company shall have ninety (90) days to cure such defect or deliver such missing document to the Custodian. Any Mortgage that is not executed as required or does not strictly comply with all legal requirements shall be deemed to be materially defective. If the Company does not cure such defect or deliver such missing document within such time period, the Company shall either repurchase or substitute for such Mortgage Loan in accordance with Section 3.03.

     The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten

(10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

     If the original or a copy certified by the appropriate recording office of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian one hundred eighty (180) days following the related Closing Date, and if the Company does not cure such failure within thirty (30) days after receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Company at a price and in the manner specified in Section 3.03.

     In the event the public recording office is delayed in returning any original document, the Company shall deliver to the Custodian within one hundred eighty (180) days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld. However, if the Company cannot deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified time for any reason, within thirty (30) days after receipt of written notification of such failure from the Purchaser, the Company shall repurchase the related Mortgage Loan at the price and in the manner specified in Section 3.03.

     In addition to any rights granted to the Purchaser hereunder to underwrite the Mortgage Loans and review the Mortgage Loan Documents prior to the Closing Date, the Purchaser shall be entitled to conduct a due diligence review of the Mortgage Files in accordance with the timetable and any additional terms and conditions set forth in the Purchase Price and Terms Letter. Such underwriting by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's or any of its successors' rights to demand repurchase or other relief or remedy provided for in this Agreement.

Section 2.04 Quality Control Procedures.

     The Company shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Company's loan production and the servicing activities of the Company in accordance with industry standards. The Company shall make available upon request of the Purchaser information regarding its quality control program.

Section 2.05 Closing Conditions.

     The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date. The closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties may agree.

     The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

     (a) with respect to the Purchaser's obligations to close:

        (i) the Company shall have delivered to the Purchaser and the Custodian the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis;

        (ii) all of the representations and warranties of the Company under this Agreement shall be true and correct as of the related Closing Date (or, with respect to the Mortgage Loan Representations, such other date specified therein) in all material respects and no event shall have occurred which, with notice or the passage of time or both, would constitute an Event of Default hereunder;

        (iii) the Purchaser and its counsel shall have received an opinion from the Company's counsel, substantially in the form of Exhibit I attached hereto (with respect to the initial closing only);

        (iv) the Purchaser shall have received from the Custodian an initial certification with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

        (v) the Purchaser shall have received originals of the related Memorandum of Sale, the related Purchase Price and Terms Letter and a funding memorandum setting forth the Purchase Price(s), and the accrued interest thereon, for the Mortgage Loan Package, in each case executed on behalf of the Company;

        (vi) if applicable, a security release certification, acceptable to the Purchaser and executed by the Company, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of the Company;

        (vii) no Material Adverse Change or Market Change Event shall have occurred since the date of the Purchase Price and Terms Letter; and

        (viii) all other terms and conditions of this Agreement, the related Memorandum of Sale and the related Purchase Price and Terms Letter to be satisfied by the Company shall have been complied with in all material respects;

     (b) with respect to the Company's obligations to close:

        (i) the Company shall have received a copy of the initial certification of the Custodian with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

        (ii) the Company shall have received originals of the related Memorandum of Sale, the related Purchase Price and Terms Letter and a funding memorandum setting forth the Purchase Price(s), and accrued interest thereon, for the Mortgage Loan Package, in each case executed on behalf of the Purchaser; and

        (iii) all terms and conditions of this Agreement, the related Memorandum of Sale and the related Purchase Price and Terms Letter to be satisfied by the Purchaser shall have been materially complied with.

     Upon satisfaction of the foregoing conditions, the Purchaser shall pay to the Company on such Closing Date the Purchase Price for the related Mortgage Loan Package, including accrued interest pursuant to Section 2.01 of this Agreement.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES; REMEDIES AND BREACH

Section 3.01 Company Representations and Warranties.

     The Company hereby makes the representations and warranties set forth in Exhibit F hereto to the Purchaser as of the date hereof and the related Closing Date (collectively, the "Company Specific Representations").

Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

     As to each Mortgage Loan, the Company hereby makes the representations and warranties set forth in Exhibit G hereto to the Purchaser as of the related Closing Date (collectively, the "Mortgage Loan Representations").

Section 3.03 Repurchase and Other Remedies.

     It is understood and agreed that the Company Specific Representations and the Mortgage Loan Representations shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of any materially defective or missing Mortgage Loan Document ("Defective Document") or a breach of any of the foregoing representations and warranties that materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser (or that materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such Defective Document or a breach shall give prompt written notice to the other. Any such breach or Defective Document that causes a Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Purchaser. For purposes of determining the existence of a breach of a representation and warranty relating to a particular Mortgage Loan, any knowledge qualifier in such representation and warranty shall be disregarded.

     Within sixty (60) days of the earlier of either discovery by, or notice to, the Company of any Defective Document or a breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser therein, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such Defective Document or breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any Company Specific Representation, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price. However, if the breach or Defective Document shall involve a Mortgage Loan Representation and the Company discovers or receives notice of any such breach within ninety (90) days of the related Closing Date, the Company shall, if the breach or Defective Document cannot be cured, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. Notwithstanding any of the foregoing, if a breach or Defective Document would cause the Mortgage Loan to be other than a "qualified mortgage," as defined in
Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within forty-five (45) days from the date the breach or Defective Document was discovered unless such breach is cured during such period.

     If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within sixty (60) days after the written notice of the foregoing breach or Defective Document. Notwithstanding the above sentence, within sixty (60) days after the earlier of either discovery by, or notice to, the Company of any breach of the Mortgage Loan Representations related to a predatory or abusive lending law, the Company shall repurchase such Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

     At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan each Company Specific Representation and each Mortgage Loan Representation, except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. With respect to any Deleted Mortgage Loan, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

     For any month in which the Company substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") shall be deposited into the Custodial Account by the Company on or before the Remittance Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

     In addition to such repurchase or substitution obligation, the Company hereby indemnifies the Purchaser and holds it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach or alleged breach of the representations and warranties of the Company contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this
Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

     Any cause of action against the Company relating to or arising out of the breach of any Company Specific Representation or Mortgage Loan Representation shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the

Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

     In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, the Purchaser may, in connection with any repurchase or substitution of a Mortgage Loan pursuant to this Section 3.03, require that the Company deliver, at the Company's expense, an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

Section 3.04 Repurchase of Mortgage Loans With First Payment Defaults.

     With respect to certain early payment defaults with respect to the Mortgage Loans, upon receipt of notice from the Purchaser consistent with the requirements set forth in the related Memorandum of Sale, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan from the Purchaser at the Repurchase Price in accordance with Section 3.03 hereof. In the event a Mortgagor exercises any right of rescission it may have with respect to the related Mortgage Loan that arises as a result of an act or omission prior to the related Closing Date, the Company shall repurchase such Mortgage Loan at the related Repurchase Price within thirty (30) days of receiving notice of such Mortgagor's intention to rescind the Mortgage Loan.

Section 3.05 Purchase Price Protection.

     With respect to any Mortgage Loan that prepays in full at any time prior to the expiration of the period specified in the related Memorandum of Sale for such Mortgage Loan, the Company shall reimburse the Purchaser, within 30 days following the prepayment in full of such Mortgage Loan, the amount (if any) by which the portion of the Purchase Price paid by the Purchaser to the Company for such Mortgage Loan exceeded 100% of the outstanding scheduled principal balance of the Mortgage Loan as of the related Cut-off Date.

Section 3.06 Review of Mortgage Loans.

     From the related Closing Date until the date thirty (30) days after the related Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date, with the results of such BPO reviews to be communicated to the Company for a period up to thirty (30) days after the related Closing Date. In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser's good faith determination (i) fails to conform to the Underwriting Guidelines, (ii) is underwritten without verification of the Mortgagor's income and assets and there is no credit report or FICO Score, (iii) is not an acceptable credit risk, or (iv) the value of the Mortgaged Property pursuant to any BPO varies by more than plus or minus 15% from the lesser of (A) the original Appraised Value of the Mortgaged Property or
(B) the purchase price of the Mortgaged Property as of the date of origination of the related Mortgage Loan. In the event that the Purchaser so rejects any

Mortgage Loan, the Company shall repurchase the rejected Mortgage Loan at the Repurchase Price in the manner prescribed in Section 3.03 upon receipt of notice from the Purchaser of the rejection of such Mortgage Loan. Any rejected Mortgage Loan shall be removed from the terms of this Agreement. The Company shall make available all files required by Purchaser in order to complete its review, including all CRA/HMDA required data fields. To the extent that during the course of the Purchaser's initial review, the Purchaser discovers that the Mortgage Loans do not otherwise meet the Company's Underwriting Guidelines or the terms of this Agreement, the Purchaser shall have the right to carry out additional due diligence reviews, which additional due diligence shall be at the expense of the Company. Purchaser's decision to increase its due diligence review or obtain additional BPO's or other property evaluations is at its sole discretion. The additional review may be for any reason including but not limited to credit quality, property valuations, and data integrity. Any review performed by the Purchaser prior to the related Closing Date shall not limit the Purchaser's rights or the Company's obligations under this section.

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Company to Act as Servicer.

     (a) The Company, as an independent contractor, shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Accepted Servicing Practices, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Company shall have full power and authority, acting alone or through Subservicers, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable consistent with the terms of this Agreement.

     Subject to this Section 4.01, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, the Company shall not make any future advances with respect to a Mortgage Loan. Unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or change the final maturity date on such Mortgage Loan. The Company shall request written consent from the Purchaser prior to permitting such a modification. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

     To the extent consistent with the terms of this Agreement, the Company may waive (or permit a Subservicer to waive) a Prepayment Premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (ii) such waiver is required under state or federal law or (iii) the mortgage debt has been accelerated as a result of the Mortgagor's default in making its Monthly Payments. The Company shall not waive any Prepayment Premium unless it is waived in accordance with this Section 4.01.

     The Company shall pay the amount of any Prepayment Premium (to the extent not collected and remitted to the Purchaser) to the Purchaser or its assignees if (1) the representation in paragraph (aaa) of the Mortgage Loan Representations is breached and such breach materially and adversely affects the interests of the Purchaser or its assigns or (2) the Company waives any Prepayment Premium other than as permitted under this Section 4.01. The Company shall pay the amount of such Prepayment Premium, for the benefit of the Purchaser or any assignee of the Purchaser, by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account.

Section 4.02 Liquidation of Mortgage Loans.

     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of the Purchaser, and (4) is consistent with any related PMI Policy. Foreclosure or comparable proceedings shall be initiated within one hundred twenty (120) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments unless prevented by statutory limitations or states whose bankruptcy laws prohibit such actions within such timeframe. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds
(respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

     Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged
Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, and/or Insurance Proceeds, or if the Liquidation Proceeds and/or Insurance Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03 Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, in accordance with this Agreement and Accepted Servicing Practices, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04 Establishment of and Deposits to Custodial Account.

     The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "[NAME OF COMPANY], in trust for SunTrust Robinson Humphrey Funding, LLC and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - P & I." The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Custodial Account. Any funds deposited in the Custodial Account shall at all times be insured to the fullest

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
extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.

     The Company shall deposit in the Custodial Account within one Business Day of Company's receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto:

     (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Premiums paid by the Mortgagor or the Company pursuant to Section 4.01 of this Agreement]);

     (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

    (iii) all Liquidation Proceeds;

     (iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

     (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

     (vi) any amounts required to be deposited in the Custodial Account pursuant to Section 4.01, 5.01, 5.03, 6.01 or 6.02;

    (vii) any  amounts   payable  in  connection  with   the  repurchase  of  or
          substitution for any Mortgage Loan pursuant to Section 3.03;

   (viii) with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

     (ix) any  amounts  required  to be  deposited  by the  Company  pursuant to
          Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy; and

     (x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary income (other than Prepayment Premiums), to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05. The Company shall maintain adequate records with respect to all deposits and withdrawals made pursuant to this
Section 4.04 and Section 4.05. All funds required to be deposited in the Custodial Account shall be held in trust for the Purchaser until withdrawn in accordance with Section 4.05.

Section 4.05 Permitted Withdrawals From Custodial Account.

     The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

     (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

     (ii) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

    (iii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.04 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

     (iv) to reimburse itself for any Monthly Advances or Servicing Advances to the extent it has determined such Monthly Advances or Servicing Advances would not be otherwise recoverable pursuant to clauses (ii) or (iii), which determination shall be evidenced by an Officer's Certificate provided to the Purchaser;

     (v) to pay itself as part of its servicing compensation interest on funds deposited in the Custodial Account;

     (vi) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;

    (vii) to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO
          Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

   (viii) to remove funds inadvertently placed in the Custodial Account by the Company;

     (ix) to transfer funds to another Qualified Depository; and

     (x) to clear and terminate the Custodial Account upon the termination of this Agreement.

     In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

     The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account.

Section 4.06 Establishment of and Deposits to Escrow Account.

     The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "[NAME OF COMPANY], in trust for SunTrust Robinson Humphrey Funding, LLC and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors - T & I." The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.

     The Company shall deposit in the Escrow Account or Accounts within two (2) Business Days of Company's receipt, and retain therein:

     (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

     (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

    (iii) all payments on account of Buydown Funds.

     The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section
4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07 Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account or Accounts may be made by the Company only:

     (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

     (ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

    (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

     (iv) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

     (v) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

     (vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

    (vii) to remove funds inadvertently placed in the Escrow Account by the Company;

   (viii) to remit to Purchaser payments on account of Buydown Funds as applicable; and

     (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

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
Section 4.08 Payment of Taxes, Insurance and Other Charges.

     With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same of the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments, which advances shall constitute Servicing Advances hereunder; provided that the Company shall be required to so advance only to the extent that the Company, in its good faith judgment, believes the Servicing Advance to be recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise. The costs incurred by the Company, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 4.09 Transfer of Accounts.

     The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time; provided that the Company shall give written notice to the Purchaser of any proposed change of the location of either Account not later than ten (10) Business Days prior to any change thereof.

Section 4.10 Maintenance of Hazard Insurance.

     The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

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
     If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the FEMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf. Any out-of-pocket expenses or advance made by the Company on such force placed flood insurance coverage shall be deemed a Servicing Advance.

     If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

     In the event that the Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

     All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard mortgagee clauses, without contribution, which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

     The Company shall not interfere with the Mortgagor's freedom of choice in selecting either an insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the

Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

     Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11 Maintenance of Mortgage Impairment Insurance.

     In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (1) names the Company as loss payee, (2) provides coverage in an amount equal to the amount required pursuant to Section 4.10 without coinsurance, and (3) otherwise complies with Accepted Servicing Practices and all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with prudent servicing practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

     The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in

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this Agreement. The minimum coverage under any such Fidelity Bond and Errors and
Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

Section 4.13 Inspections.

     If any Mortgage Loan is more than sixty (60) days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.14 Restoration of Mortgaged Property.

     The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

     (i) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

     (ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

    (iii) the  Company  shall verify that the  Mortgage  Loan is not in default;
          and

     (iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

     If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15 Maintenance of PMI Policy; Claims.

     If a First Lien Mortgage Loan has original LTV of 80% or greater, the Company shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring the portion over 78% until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC ss.4901, et seq. In the event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a

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
Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

     In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

     The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. However, the Purchaser shall have the option to manage and operate the REO Property provided the Purchaser gives written notice of its intention to do so within sixty (60) days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure.

     If the Purchaser does not elect to manage and operate the REO Property, the Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its

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
own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

     The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

     The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

     The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. Notwithstanding any other provision in this Section, no REO Property shall be marketed for less than the Appraised Value without the prior consent of the Purchaser, and no REO Property shall be sold for less than ninety percent (90%) of its Appraised Value without the prior consent of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03. On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

     The Company shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.11. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section
4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

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
Section 4.17 Real Estate Owned Reports.

     Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18 Liquidation Reports.

     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Company pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged Property.

     Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to
Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20 Application of Buydown Funds.

     With respect to each Buydown Mortgage Loan, the Company shall have deposited into the Escrow Account, no later than the last day of the month, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage Loan, the Company will distribute to the Purchaser on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

     If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related Primary Insurance Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO

Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Escrow Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in it entirety during the related Buydown Period, the Company shall be required to withdraw from the Escrow Account any Buydown Funds remaining in the Escrow Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Escrow Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Company shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Escrow Account, together with any amounts required to be deposited into the Custodial Account.

Section 4.21 Notification of Adjustments.

     With respect to each Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Company shall promptly, upon written request, deliver to the Purchaser such notifications along with information regarding the applicable date of such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 4.22 Specially Serviced Mortgage Loans.

     (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Company shall promptly give notice thereof to the Purchaser and the Special Servicer, and, upon written direction from the Purchaser shall deliver a copy of the related Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Company's possession or otherwise available to the Company without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Company shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to service and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which will commence upon receipt by the Special Servicer of the Servicing File. The Company shall deliver to the Custodian a copy of the

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
notice of such Servicing Transfer Event provided by the Company to the Purchaser and Special Servicer pursuant to this Section.

     (b) Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage
Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Company and the Purchaser, and shall return the related Servicing File to the Company (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Servicing File to the Company, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Company to service and administer such Mortgage Loan shall re-commence.

     (c) Notwithstanding the transfer of a Specially Serviced Mortgage Loan to the Special Servicer, the Company shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement provided that the Company shall only be required to maintain in such records to the extent the Special Servicer has provided such information to the Company.

Section 4.23 Disaster Recovery/Business Continuity Plan.

     The Company shall maintain contingency plans, recovery plans and proper risk controls to ensure Company's continued performance under this Agreement. The plans must be in place within thirty (30) calendar days after the date of this Agreement and shall include, but not be limited to, testing, control functions, accountability and corrective actions to be immediately implemented, if necessary. The Company agrees to make copies or summaries of the plans available to the Purchaser or its regulators upon request.

Section 4.24 Fair Credit Reporting Act.

     (a) The Company shall furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on each Mortgagor's credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

     (b) The Company agrees to transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, the Company shall report one of the following statuses each month: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

     (c) The Company shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related Mortgagors and shall provide all required notices thereunder.

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
                                   ARTICLE V

                              PAYMENTS TO PURCHASER

Section 5.01 Remittances.

     On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, [and minus (e) any amounts attributable to Buydown Funds being held in the Custodial Account,] which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

     With respect to any remittance received by the Purchaser after the Remittance Date on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02 Statements to the Purchaser.

     The Servicer shall furnish to the Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth (5th) Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both the Purchaser and the Servicer and in hard copy, which report shall contain the following:

     (a) with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with
          Section 4.04);

     (b) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

     (c) the amount of servicing compensation received by the Servicer during the prior distribution period;

     (d)  the aggregate Scheduled Principal Balance of the Mortgage Loans;

     (e) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 4.05;

     (f) the number and aggregate outstanding principal balances of Mortgage Loans (i) delinquent (A) 30 to 59 days, (B) 60 to 89 days, and (C) 90 days or more; (ii) as to which foreclosure has commenced; and (iii) as to which REO Property has been acquired; and

     (g)  the amount of any Monthly Advances.

     The Servicer shall also provide a monthly servicing report, sorted in the Purchaser's assigned loan number order, in the form of Exhibit K hereto, with each such report.

     The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

     In addition, not more than sixty (60) days after the end of each calendar year, the Servicer shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Section 5.03 Monthly Advances by Company.

     No later than the close of business on the Business Day preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the related Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Company's obligation

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
to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency in connection with a securitization, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that any such obligation under this Section 5.03 shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

Section 6.01 Due-on-Sale Provision and Assumptions.

     The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

     If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or that either a decision not to exercise the "due-on-sale" provision or a decision to permit an assumption of the Mortgage Loan is in the best interest of the Purchaser, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which

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
document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. If an assumption fee is collected by the Company for entering into an assumption agreement such fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser's consent.

     To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit-worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit-worthiness of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company immediately shall notify the Purchaser and shall request the release of any Mortgage Loan Documents.

     If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price, plus any prepayment penalty or premium provided for in the terms of the Mortgage Note, if applicable, by deposit thereof in the Custodial Account within one Business Day of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in
Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03 Servicing Compensation.

     As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid scheduled principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Prepayment Interest Shortfall for the related Principal Prepayment Period.

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
     Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, late payment charges and other ancillary income (other than Prepayment Premiums) shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04 Annual Statement as to Compliance.

     On or before March 1 of each year, beginning March 1, 20[__], the Servicer, at its expense, shall furnish to the Purchaser or the Purchaser's designee, each of the items described in Section 2.04 of the Regulation AB Compliance Addendum.

Section 6.05 Annual Independent Certified Public Accountants' Servicing Report.

     On or before March 1 of each year, beginning March 1, 20[__], the Servicer, at its expense, shall furnish to the Purchaser or the Purchaser's designee, each of the items described in Section 2.05 of the Regulation AB Compliance Addendum.

Section 6.06 Right to Examine Company Records.

     The Purchaser, or its designee, shall have the right to examine and audit any and all of the related books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own travel expenses associated with such examination.

Section 6.07 Compliance with REMIC Provisions.

     If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or
(ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F (a) (2) of the Code, the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code or the tax on "net income from foreclosure property" as defined in
Section 860G(c)) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                  ARTICLE VII

                              COMPANY TO COOPERATE

Section 7.01 Assumption of Responsibilities on any Servicing Transfer Date.

     On any Servicing Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Company will cease all servicing responsibilities (except as expressly set forth herein) related to, the Mortgage Loans. On or prior to a Servicing Transfer Date (or in the case of (c), (d) and (e) below, within five (5) Business Days from and after the Servicing Transfer Date or by such other date as may be specified in this Agreement or as may be otherwise agreed), the Company will take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

     (a) Notice to the Mortgagors. The Company shall mail to each Mortgagor a letter advising the Mortgagor of the transfer of the servicing of the related transferring Mortgage Loan to the Purchaser, or its designee, in accordance with RESPA, Regulation X and other applicable laws and regulations; provided, however, the content and format of the letter in a standard form shall have the prior approval of the Purchaser. The Company shall provide the Purchaser with copies of all such related notices no later than fifteen (15) days from and after the Servicing Transfer Date.

     (b) Notice of Taxing Authorities and Insurance Companies. The Company shall transmit to the applicable taxing authorities and insurance companies (including PMI Policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser, or its designee, from and after the Servicing Transfer Date and each assignable tax service contract, if any, shall be assigned to the Purchaser, or its designee. A copy of such notifications shall be delivered to the Purchaser or its designee within five (5) Business Days following the Servicing Transfer Date. Within five (5) Business Days following the Servicing Transfer Date, the Company will reimburse the Purchaser or its designee for the cost of acquiring a life of loan tax service contract and a life of loan flood certification for each Mortgage Loan that does not have such contracts that are assignable to the Purchaser or its assignees.

     (c) Delivery of Servicing Records. The Company shall forward to the Purchaser, or its designee, all servicing records and complete Servicing Files in the Company's possession relating to each transferring Mortgage Loan, and shall make available to the Purchaser, or its designee, during normal business hours, any such records.

     (d) Escrow Payments. The Company shall provide the Purchaser, or its designee, with immediately available funds by wire transfers in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the Mortgage Loans. The Company shall provide the Purchaser, or its designee, with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser, or its designee, to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Company shall wire transfer to the Purchaser the amount of any prepaid transferring Mortgage Loan payments and all other similar amounts held by the Company.

     (e) Mortgage Payments Received Prior to Servicing Transfer Date. Prior to a Servicing Transfer Date all payments received by the Company on each Mortgage Loan shall be properly applied by the Company to the account of the particular Mortgagor.

     (f) Mortgage Payments Received After the Servicing Transfer Date. The amount of any Monthly Payments for the Mortgage Loans received by the Company after the Servicing Transfer Date shall be forwarded to the Purchaser by wire transfer or overnight mail within two (2) Business Days of receipt; provided, however, that any such Monthly Payments received by the Company more than thirty
(30) days after the Servicing Transfer Date shall be forwarded by the Company to the Purchaser by wire transfer or regular mail within three (3) Business Days of receipt. The Company shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Company forwards with its payment sufficient information to permit appropriate processing of the payment to the Purchaser. The Company shall assume full responsibility for the endorsement of such Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions with respect to such Monthly Payments received by the Company after the Servicing Transfer Date with respect to any Mortgage Loans then in foreclosure or bankruptcy.

     (g) Misapplied Payments. Misapplied payments on Mortgage Loans shall be processed as follows: (i) all parties shall cooperate in correcting misapplication errors; (ii) the party receiving notice of a misapplied payment occurring prior to the Servicing Transfer Date and discovered after the Servicing Transfer Date shall immediately notify the other party; (iii) if a misapplied payment occurred prior to the Servicing Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Company shall be liable for the amount of such shortage; the Company shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after the receipt of written demand thereof from the Purchaser; (iv) if a misapplied payment which occurred prior to the Servicing Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, the party with notice of such misapplied payment shall promptly inform the other party and a wire transfer or check shall be issued to the party shorted by the improper payment application within ten (10) Business Days after notice thereof by the other party; and (v) any wire transfer or check issued under the provisions of this Section 7.01(g) shall be accompanied by a statement indicating the corresponding Mortgage Loan identification number and an explanation of the allocation of any such payments or by fax.

     (h) Books and Records. On a Servicing Transfer Date, the books, records and accounts of the Company with respect to the servicing of the Mortgage Loans shall be in accordance with Accepted Servicing Practices.

     (i) Reconciliation. The Company shall, on or before a Servicing Transfer Date, reconcile principal balances and make any monetary adjustments for the Mortgage Loans as agreed to by Company and Purchaser. Any such monetary adjustments will be transferred between the Company and the Purchaser as appropriate.

     (j) IRS Forms. The Company shall file all IRS forms 1099, 1099A, 1098, or 1041 and K-1 which are required to be filed in relation to the servicing and ownership of the Mortgage Loans on or before a Servicing Transfer Date. The Company shall provide copies of such forms to the Purchaser upon reasonable request and shall reimburse the Purchaser for any penalties or reasonable costs incurred by the Purchaser due to the Company's failure to comply with this paragraph.

     (k) Insurance Premiums. With respect to any Mortgage Loan which includes related Escrow Payments, the Company shall pay all hazard and flood insurance premiums, PMI Policy and LPMI Policy premiums, due within thirty (30) days after the Servicing Transfer Date, provided that the Company has received bills for insurance premiums at least fourteen (14) days prior to the Servicing Transfer Date.

     (l) Property Taxes. With respect to any Mortgage Loan which includes related Escrow Payments, the Company shall pay all tax bills (including interest, late charges and penalties in connection therewith) due, meaning economic loss, within thirty (30) days after the Servicing Transfer Date, provided that the Company has received such bills at least fourteen (14) days prior to the Servicing Transfer Date. For ninety (90) days after the Servicing Transfer Date, the Company shall deliver such tax bills as it may receive with respect to the Mortgage Loans to Purchaser within ten (10) Business Days of receipt of the same, thereafter Company shall exercise reasonable efforts to deliver such tax bills as it may receive with respect to the Mortgage Loans to Purchaser within a reasonable time of its receipt of same.

     (m) Insurance Policies. For ninety (90) days after the Servicing Transfer Date, the Company shall deliver such insurance policies or renewals and invoiced as it may receive with respect to the Mortgage Loans to Purchaser within ten
(10) Business Days of its receipt of same, thereafter Company shall exercise reasonable efforts to deliver such insurance policies or renewals and invoices as it may receive with respect to the Mortgage Loans to Purchaser within a reasonable time of its receipt of same.

     (n) Escrow  Analysis.  If a Mortgage Loan was  originated  more than twelve
(12) months prior to the Servicing Transfer Date, then the Company has properly conducted escrow analysis with respect to such Mortgage Loan as may be required under the applicable law. With respect to any such Mortgage Loan, any adjustment to the escrow payment due, refunds of escrow overages and collections of escrow shortages have been made in accordance with applicable law.

     (o) Transfer of Servicing. On a Servicing Transfer Date, the Company shall transfer servicing of the related Mortgage Loans to the Purchaser's designee pursuant to the terms of this Agreement, the Servicing Transfer Instructions and the procedures reasonably agreed to by the Company, the Purchaser and the Purchaser's designee. At the Purchaser's option and upon reasonable notice, the Company shall effect the transfer of servicing for the related Mortgage Loans by means of a "tape to tape" transfer. All information provided to the Purchaser or its designee shall be provided electronically. The Company shall pay any costs and expenses the Purchaser or its designee incurs related to the manual transfer of any information to the Purchaser or its designee.

     (p) Reimbursement for Servicing Advances and Interim Servicing Fee. Following a Servicing Transfer Date, the Company shall be reimbursed for any unreimbursed Servicing Advances or unpaid Interim Servicing Fee in relation to any related Mortgage Loan. Such reimbursement shall be paid by the Purchaser or its designee to the Company within ten (10) Business Days following the delivery of a reasonably detailed invoice or other evidence of such amounts to the Purchaser or its designee. This Section 7.01(p) shall survive each Servicing Transfer Date.

                                  ARTICLE VIII

                              COMPANY TO COOPERATE

Section 8.01 Provision of Information.

     During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser's expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give. Upon request from the Purchaser, the Company shall deliver no later than sixty (60) days after such request any Servicing File or document therein, or copies thereof, to the Purchaser at the direction of the Purchaser. The Purchaser shall return any original Servicing File or document therein delivered pursuant to this Section no later than fifteen (15) days after receipt thereof. In the event that the Company fails to make delivery of the requested Servicing File or document therein, or copies thereof, as required under this Section, the Company shall repurchase, pursuant to Section 3.03 of this Agreement, the related Mortgage Loan within thirty (30) days of a request to do so by the Purchaser.

     In addition, during the term of this Agreement, the Company shall provide to the OCC and to comparable regulatory authorities supervising the Purchaser or any of Purchaser's assigns (including beneficial owners of securities issued in Securitizations backed by the Mortgage Loans) and the examiners and supervisory agents of the OCC and such other authorities, access to the documentation required by applicable regulations of the OCC and other authorities supervising the Purchaser or any of its assigns with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Company.

     The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02 Financial Statements; Servicing Facility.

     In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser the audited financial statements of the Company, which shall include information relating to the Company, for the most recently completed two fiscal years for which such financial statements are available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

     The Company also shall make available to the Purchaser or prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

Section 8.03 Cooperation with Third-party Service Providers.

     The Company shall cooperate with the Purchaser in servicing the Mortgage Loans in accordance with the usual and customary requirements of any credit enhancement, risk management and other service providers and shall otherwise cooperate with the Purchaser in connection with such third-party service providers and the provision of third-party services; provided, however, that such requirements are reasonably acceptable to the Company and pose no greater risk, obligation or expense to the Company than otherwise set forth in this Agreement. Any additional costs and/or expenses will be paid by the requesting party.

                                   ARTICLE IX

                                   THE COMPANY

Section 9.01 Indemnification; Third Party Claims.

     The Company shall indemnify the Purchaser, its directors, officers, agents, employees, and assigns (each, an "Indemnified Party") and hold each such Person harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that an Indemnified Party may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or an Indemnified Party in respect of such claim. The Company shall follow any written instructions received from an Indemnified Party in connection with such claim. The Purchaser promptly shall reimburse an Indemnified Party for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement. The Purchaser's rights under this Section 9.01 shall not be exclusive of other remedies or indemnifications provided for in this Agreement. The provisions of this Section 9.01(a) shall survive termination of this Agreement.

Section 9.02 Merger or Consolidation of the Company.

     The Company shall keep in full effect its existence, rights and franchises as a [ENTITY TYPE], and shall obtain and preserve its qualification to do business as a foreign [ENTITY TYPE] in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any person into which the Company may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, (iii) who is a Fannie Mae/Freddie Mac-approved company in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company's obligations and liabilities hereunder.

Section 9.03 Limitation on Liability of Company and Others.

     Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any other liability that would otherwise be imposed by reason of willful misfeasance, bad faith, negligence, or any other liability which would otherwise be imposed under this Agreement or applicable law. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses

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
and costs of such action, unless any such costs result from a breach of the Company's representations and warranties made herein or its failure to perform its obligations in compliance with this Agreement.

Section 9.04 Limitation on Resignation and Assignment by the Company.

     The Purchaser has entered into this Agreement with the Company and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

     Except to the extent provided in Sections 4.01 and 9.02, the Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 13.01.

     Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 11.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

                                   ARTICLE X

                    WHOLE LOAN TRANSFERS AND SECURITIZATIONS

Section 10.01 Removal of Mortgage Loans from Inclusion Under this Agreement Upon
              Reconstitution.

     The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect one or more Whole Loan Transfers or Securitizations, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On each Reconstitution Date, the Mortgage Loans transferred shall cease to be serviced by the Company pursuant to this Agreement as provided in this Section 10.01, unless the Mortgage Loans are transferred pursuant to an

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
Assignment, Assumption and Recognition Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 10.01 is rejected by the transferee, the Company shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

     The Company shall cooperate with the Purchaser in connection with each Whole Loan Transfer or Securitization in accordance with this Section 10.01. In connection therewith the Company shall:

     (a) make all representations and warranties made herein with respect to the Mortgage Loans as of the related Closing Date and with respect to the Company itself as of each Reconstitution Date and, in the event of a Whole Loan Transfer or Securitization occurring within twelve (12) months of the related Closing Date or such later period as specified in the related Purchase Price and Terms Letter, the Mortgage Loan Representations with respect to the Mortgage Loans subject to such Whole Loan Transfer or Securitization as of the related Reconstitution Date, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the related Reconstitution Date and any events or circumstances existing subsequent to the related Closing Date(s);

     (b) execute an Assignment, Assumption and Recognition Agreement or at the option of the Purchaser, negotiate in good faith and execute any pooling and servicing agreement or similar agreements necessary to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement or do not materially and adversely alter the Company's rights hereunder;

     (c) make representations and warranties (1) that the Company has serviced the Mortgage Loans in accordance with the terms of this Agreement, provided accurate statements to the Purchaser pursuant to Section 5.02 of this Agreement, and otherwise complied with all covenants and obligations hereunder and (2) that the Company has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans, and (3) regarding the accuracy of the information provided to the Purchaser by the Company on or before the related Reconstitution Date; and

     (d)  provide as applicable:

          (i) any and all information and appropriate verification of information which may be reasonably available to the Company, including information regarding the Company's foreclosure, delinquency and loss experience and the Company's underwriting standards, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request; and

          (ii) such additional Opinions of Counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, any rating agency or any credit enhancement provider, as the case may be, in connection with Whole-Loan Transfers or Securitizations; provided, however, that the Purchaser shall pay the reasonable third-party costs associated with the preparation of the foregoing information.

     In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to each Reconstitution Date the Company shall prepare an Assignment of Mortgage in blank or to the trustee from the Company acceptable to the Purchaser or the trustee for each Mortgage Loan that is part of the Whole Loan Transfers or Securitizations. The Company shall pay all preparation and recording costs associated therewith if the Assignments of Mortgage have not been previously prepared and recorded in Purchaser's name. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the Purchaser or the trustee upon the Company's receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any pooling and servicing agreements.

     All Mortgage Loans not sold or transferred pursuant to Whole Loan Transfers or Securitizations, or those Mortgage Loans that are transferred pursuant to an Assignment, Assumption and Recognition Agreement, shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 10.02 Regulation AB Compliance Addendum.

     In order to facilitate compliance with Regulation AB, each of the Company and the Purchaser hereby covenants and agrees to comply with the provisions of the Regulation AB Compliance Addendum attached hereto as Addendum I. Any conflict of a term or section of this Agreement and the same or similar term or section in Addendum I shall be resolved in favor of the meaning ascribed to such term or section in Addendum I.

                                   ARTICLE XI

                                     DEFAULT

Section 11.01 Events of Default.

     Each of the following shall constitute an Event of Default on the part of the Company:

     (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be

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
          remedied, shall have been given to the Company by the Purchaser or, the Company first becomes aware of such failure; or

     (ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement, including but not limited to breach by the Company of any Company Specific Representation which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

    (iii) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its assets; or

     (vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

    (vii) the Company ceases to meet the servicer eligibility qualifications of Fannie Mae or Freddie Mac; or

   (viii) failure by the Company to maintain with each Rating Agency a primary servicer rating no lower than the average rating for each respective Rating Agency; or

     (ix) the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04.

     If the Company obtains knowledge of an Event of Default, the Company shall promptly notify the Purchaser. In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

     Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to
Section 13.01. Upon written request from the Purchaser, the Company shall, at its expense, prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 11.02 Waiver of Defaults.

     By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE XII

                                   TERMINATION

Section 12.01 Termination.

     This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last
Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing. The representations and warranties and indemnification provisions contained herein shall survive the termination of this Agreement.

     Upon written request from the Purchaser in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder as servicer,

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
including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.01 Successor to Company.

     Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 9.04, 11.01 or 12.01(ii), the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities as servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights of its successor with respect to the Mortgage Loans. The resignation or removal of the Company as servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 13.01 and shall in no event relieve the Company of the Company Specific Representations or the Mortgage Loan Representations and the remedies available to the Purchaser under Section 3.03, it being understood and agreed that the provisions set forth in the Company Specific Representations, the Mortgage Loan Representations and Section 3.03 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

     Any successor appointed as provided herein shall comply with Section 7.01 and execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the Company Specific Representations as to itself, except for subsections (i) and
(k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04 or 11.01 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

     The Company shall, at its expense, deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company

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
shall account for all funds and shall execute and deliver such  instruments  and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

     The Purchaser shall be entitled to be reimbursed from the Company for all costs associated with the transfer of servicing, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Purchaser to correct any errors or insufficiencies in the servicing data or otherwise to enable the Purchaser to service the Mortgage Loans properly and effectively.

Section 13.02 Amendment.

     This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

Section 13.03 Governing Law; Waiver of Jury Trial.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     EACH OF THE COMPANY AND THE PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY OR THE PURCHASER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER TO ENTER INTO THIS AGREEMENT.

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
Section 13.04 Arbitration.

     In the event a claim or controversy arises concerning the interpretation or enforcement of the terms of this Agreement, the parties hereto agree that such claim or controversy may be settled by final, binding arbitration if the parties hereto, as applicable, consent to such arbitration at the time such claim or controversy arises which consent may be withheld by any party hereto in its sole discretion.

Section 13.05 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

     (i)  if to the Company:

          [NAME OF COMPANY]
          [ADDRESS OF COMPANY]
          Attention:  [             ]
                       -------------
          Telephone: [              ]
                      --------------
          Fax: [            ]
                ------------
          or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

     (ii) if to Purchaser:

          SunTrust Robinson Humphrey Funding, LLC
          Mail Code 3950
          3333 Peachtree Road, 11th Floor
          Atlanta, Georgia  30326
          Attention: Tony D. Atkins
          Telephone:  (404) 926-5180
          Fax:  (404) 926-5534
          or such other address as may hereafter be furnished to the Company in writing by the Purchaser;

          with a copy to:

          SunTrust Banks, Inc.
          303 Peachtree Street, NE - 23rd Floor
          Atlanta, Georgia  30308
          Attention:  Woodruff A. Polk
          Telephone: (404) 813-7094
          Fax:  (404) 214-8295
          or such other address as may hereafter be furnished to the Company in writing by the Purchaser.

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
Section 13.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 13.07 Relationship of Parties.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 13.08 Successors and Assigns.

     Subject to Sections 9.02 and 9.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns. The Purchaser shall have the right, without the consent of the Company but subject to the limits set forth in Section 2.02 and Section 10.01 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Company acknowledges and agrees to look solely to such assignee, and not the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Company with respect thereto.

Section 13.09 Recordation of Assignments of Mortgage.

     To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense, in the event recordation is either necessary or advisable in accordance with Acceptable Servicing Practices or under applicable law or is requested by the Purchaser at its sole option in the case of Mortgage Loans that are not registered on MERS.

Section 13.10 Solicitation of Mortgagor.

     From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Company's behalf, to personally, by telephone, mail, facsimile

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
or electronic mail, solicit any Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan. It is understood and agreed that promotions undertaken by the Company or any of its affiliates which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio or television advertisements shall not constitute solicitation under this Section, nor is the Company prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.

Section 13.11 Further Agreements.

     The Purchaser and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 13.12 Confidential Information.

     The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

     The Purchaser and the Company agree they (i) shall comply with all applicable laws and regulations regarding the privacy or security of Consumer Information, (ii) shall not collect, create, use, store, access, disclose or otherwise handle Consumer Information in any manner inconsistent with any applicable laws or regulations regarding the privacy or security of Consumer Information, (iii) shall not disclose Consumer Information to any affiliated or non-affiliated third party except to enforce or preserve its rights, as otherwise permitted or required by applicable law (or by regulatory authorities having jurisdiction in the premises) or, in the case of the Company, at the specific written direction of the Purchaser, (iv) shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Consumer Information, including maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for Safeguarding Consumer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder and
(v) shall promptly notify the other party in writing upon becoming aware of any actual breach and of any suspected breach of this section. The Company shall promptly provide the Purchaser's regulators information regarding such security measures upon the reasonable request of the Purchaser, which information shall include, but not be limited to, any SAS 70 or similar independent audit reports, summaries of test results or equivalent measures taken by the Company with respect to its security measures, as agreed upon by the parties. Each party shall indemnify and defend the other party against, and shall hold the other party harmless from, any cost, expense, loss, claim or other liability that such other party may suffer as a result of or in connection with its failure to comply with or perform the obligations set forth in this section. The restrictions set forth herein shall survive the termination of this Agreement.

Section 13.13 Equal Opportunity.

     The Purchaser and the Company represent that they are equal opportunity employers and do not discriminate in employment of persons or awarding of subcontracts because of a person's race, sex, age, religion, national origin, veteran or handicap status. The Company is aware of and fully informed of the Purchaser's responsibilities and agrees to the provisions under the following:
(a) Executive Order 11246, as amended or superseded in whole or in part, and as contained in Section 202 of said Executive Order as found at 41 C.F.R. ss. 60-1.4(a)(1-7); (b) Section 503 of the Rehabilitation Act of 1973 as contained in 41 C.F.R. ss. 60-741.4; and (c) The Vietnam Era Veterans' Readjustment Assistance Act of 1974 as contained in 41 C.F.R. ss. 60-250.4.

Section 13.14 Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 13.15 Exhibits, Addendum I and Purchase Price and Terms Letter.

     The exhibits to this Agreement, Addendum I, and each Purchase Price and Terms Letter with respect to each Closing Date are hereby incorporated and made a part hereof and are an integral part of this Agreement. In the event of any conflict between (i) the terms of this Agreement and the related Purchase Price and Terms Letter, the Purchase Price and Terms Letter shall control, (ii) this Agreement and the related Memorandum of Sale, the Memorandum of Sale shall control, and (iii) the related Purchase Price and Terms Letter and the related Memorandum of Sale, the Memorandum of Sale shall control.

Section 13.16 General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

     (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

     (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 13.17 Reproduction of Documents.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 13.18 Judicial Interpretation.

     Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof or thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same.

Section 13.19 Headings.

     The headings and captions of the articles, sections, subsections, paragraphs, and subdivisions of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

Section 13.20 Intention of the Company.

     The Company intends that the conveyance of the Company's right, title and interest in and to the Mortgage Loans to the Purchaser shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Company intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Company also intends and agrees that, in such event, (i) the Company shall be deemed to have granted (and hereby does grant) to the Purchaser and its assigns a first priority security interest in the Company's entire right, title and interest in and to the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans, all amounts held from time to time in the accounts mentioned pursuant to this Agreement and all reinvestment earnings on such amounts, together with all of the Company's right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to such Mortgage Loans and (ii) this

Agreement shall constitute a security agreement under applicable law. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.



                [Intentionally Blank - Next Page Signature Page]

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                               [GRAPHIC OMITTED]

SUNTRUST ROBINSON HUMPHREY              [NAME OF COMPANY]
 FUNDING, LLC

Purchaser                               Company

By:                                     By:  _________________________________
    ----------------------------

Name:                                   Name:  _______________________________
      --------------------------

Title:                                  Title:  ______________________________
       -------------------------

                                    EXHIBIT A

                      DATA FIELDS ON MORTGAGE LOAN SCHEDULE

     (1)  the Company's Mortgage Loan number;

     (2)  Mortgagor's name (including any co-mortgagors);

     (3) the full street address, city, state and zip code of the Mortgaged Property;

     (4)  the Mortgagor's and co-mortgagor's FICO score;

     (5)  a  code  indicating   whether  the  loan  was  originated   through  a
          correspondent, retail, or wholesale channel;

     (6)  the broker identification number;

     (7)  the number of units for all Mortgaged Properties;

     (8)  the number of bedrooms and rents by unit;

     (9) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, PUD, townhouse or condominium or secured by Cooperative Shares;

     (10) the Mortgage Interest Rate as of the Cut-off Date;

     (11) the Mortgage Interest Rate as of the date of origination;

     (12) the current Mortgage Loan Remittance Rate;

     (13) the Monthly Payment as of the date of origination;

     (14) the Monthly Payment as of the Cut-off Date;

     (15) the origination date of the Mortgage Loan;

     (16) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected and with respect to Second Lien Mortgage Loans, the principal balance of the related First Lien as of the Cut-off Date, after deduction of payments due on or before the Cut-off Date whether or not collected;

     (17) the date on which the first Monthly Payment was due;

     (18) the last payment date on which a payment was applied;


                                   Exhibit A-1

     (19) the original term to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

     (20) the scheduled maturity date;

     (21) the Loan-to-Value Ratio;

     (22) a code indicating the type of Adjustable Rate Mortgage Loan (i.e. 3/1, 5/1, 7/1, etc.);

     (23) the Gross Margin;

     (24) the Index;

     (25) Adjustment Dates and the next Adjustment Date;

     (26) the lifetime Mortgage Interest Rate cap and Periodic Caps;

     (27) a code indicating the payment status of the Mortgage Loan (i.e. bankruptcy, foreclosure, REO);

     (28) a code indicating whether the Mortgage Loan is convertible or not;

     (29) a code indicating the name of the issuer of the PMI Policy, if any;

     (30) a code indicating the lien status of the Mortgage Loan;

     (31) a code  indicating  whether the  Mortgage  Loan is a Buydown  Mortgage
          Loan;

     (32) a code indicating whether such Mortgage Loan provides for a Prepayment Penalty and, if applicable, the Prepayment Penalty type and period for such loan;

     (33) a code indicating whether the Mortgaged Property is owner-occupied or investor property;

     (34) the documentation level (full, alternative, limited);

     (35) loan purpose;

     (36) the Appraised Value;

     (37) the applicable Servicing Fee Rate;

     (38) a code indicating whether the Mortgaged Property is subject to a First Lien or a Second Lien; and

                                   Exhibit A-2

     (39) a code indicating whether the Mortgage Loan is a "high cost" (or similarly classified) loan under applicable federal, state and local laws.

     With respect to the Mortgage Loans in the aggregate in the related Mortgage Loan Package, the respective Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date:

          (i)  the number of Mortgage Loans;

          (ii) the current aggregate outstanding principal balance of the Mortgage Loans;

          (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and

          (iv) the weighted average months to maturity of the Mortgage Loans.






















                                  Exhibit A-3

                                    EXHIBIT B

                         CONTENTS OF EACH MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Sections 2.01, 2.02 and
2.03 of the Mortgage Loan Flow Purchase, Sale and Servicing Agreement to which this Exhibit is attached (the "Agreement"):

     1. The original Mortgage Note endorsed "Pay to the order of _____________, without recourse" and signed in the name of the Company by an authorized officer (provided that, in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "[Company], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: "[Company], formerly known as [previous name]"). The Mortgage Note must contain all necessary intervening endorsements showing a complete chain of endorsement from the Originator (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage
          Note);

     2. The original of any guarantee executed in connection with the Mortgage Note (if any).

     3. The original Mortgage, with evidence of recording thereon, except as follows. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's
          Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

                                  Exhibit B-1

     4. The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, or, if the original of any such agreement with evidence of recording thereon has not been returned by the public recording office where such agreement has been delivered for recordation or such agreement has been lost or such public recording office retains the original recorded agreement, a photocopy of such agreement, certified by the Company or its agent to be a true and correct copy of the agreement delivered to the appropriate public recording office for recordation. The original recorded agreement or, in the case of a agreement where a public recording office retains the original recorded agreement or in the case where an agreement is lost after recordation in a public recording office, a copy of such agreement certified by such public recording office to be a true and complete copy of the original recorded agreement, will be promptly delivered to the Custodian upon receipt thereof by the Company.

     5. The original Assignment of Mortgage, in blank, for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information). If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "[Company], successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be made by "[Company], formerly know as [previous name]." Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county. If the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage will be required to be prepared or delivered and instead, the Company shall take all actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     6. For any Mortgage Loan not recorded in the name of MERS, originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with
          (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening

                                  Exhibit B-2

          Assignment of Mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening Assignment of Mortgage or in the case where an intervening Assignment of Mortgage is lost after recordation in a public recording office, a copy of such intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage.

     7. The original PMI Policy or certificate of insurance, where required pursuant to the Agreement.

     8.   The original mortgagee policy of title insurance or evidence of title.

     9. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

     10. For each Mortgage Loan which is secured by a residential long-term lease, if any, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation.

     11. For each Mortgage Loan secured by Cooperative Shares, the originals of the following documents or instruments:

               (A) the Stock Certificate;

               (B) the Stock Power executed in blank;

               (C) the executed Proprietary Lease;

               (D) the executed Recognition Agreement;

               (E) the executed Assignment of Recognition Agreement;

               (F) the executed UCC-1 Financing Statement with evidence of recording thereon; and

               (G) executed UCC-3 Financing Statement Change or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

                                  Exhibit B-3

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company's agent(s):

     12. The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

     13.  Residential loan application.

     14.  Mortgage Loan closing statement.

     15.  Verification of employment and income.

     16. Verification of acceptable evidence of source and amount of down payment.

     17.  Credit report on the Mortgagor.

     18.  Residential appraisal report.

     19.  Photograph of the Mortgaged Property.

     20. Survey of the Mortgaged Property, if required by the title company or applicable law.

     21. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

     22.  All required disclosure statements.

     23. If available, termite report, structural engineer's report, water potability and septic certification.

     24.  Sales contract, if applicable.

     25. Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

     26.  Amortization schedule, if available.

     27.  Original power of attorney, if applicable.

                                  Exhibit B-4

With respect to each Cooperative Loan, the Mortgage File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company's agent(s):

     28. The original Recognition Agreement and the original Assignment of Recognition Agreement.

     29.  An Estoppel Letter and/or Consent.

     30.  The Cooperative Lien Search.

     31.  The guaranty of the Mortgage Note and Cooperative Loan, if any.

     32.  The original Cooperative Pledge Agreement.

     33. The original Proprietary Lease and the Assignment of Proprietary Lease executed by the Mortgagor in blank or if the Proprietary Lease has been assigned by the Mortgagor to the Seller, then the Seller must execute an assignment of the Assignment of Proprietary Lease in blank.

     34. The recorded state and county Financing Statements and Financing Statement Changes.

     In the event of a delay by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 180 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office,
(iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested form the Purchaser, which consent shall not be unreasonably withheld.





                                  Exhibit B-5

                                    EXHIBIT C

                                   [RESERVED]




                                [Attached hereto]

































                                  Exhibit C-1

                                    EXHIBIT D

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                                                            [DATE OF ASSIGNMENT]

     ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT dated ___________________, among _________________, a _________________ [ENTITY TYPE] having an office at
_________________   ("Assignor"),   _________________,   having   an  office  at
_________________ ("Assignee") and [NAME OF COMPANY] (the "Company"), having an office at [INSERT COMPANY ADDRESS]:

     For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. With respect to the Mortgage Loans listed on Exhibit A hereto, the Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Mortgage Loan Flow Purchase, Sale and Servicing Agreement, (the "Mortgage Loan Flow Purchase, Sale and Servicing Agreement"), dated as of [INSERT DATE OF AGREEMENT], and the Memorandum of Sale dated [INSERT DATE] (together with the Mortgage Loan Flow Purchase, Sale and Servicing Agreement, the "Flow Sale Agreement"), each by and between SunTrust Robinson Humphrey Funding, LLC (the "Purchaser") and the Company, and the Mortgage Loans delivered thereunder by the Company to the Assignor.

     2. The Assignor warrants and represents to, and covenants with, the Assignee that:

        a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

        b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Flow Sale Agreement or the Mortgage Loans;

        c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Flow Sale Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Flow Sale Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Flow Sale Agreement or the Mortgage Loans; and

        d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans,

                                  Exhibit D-1
any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "Securities Act") or which would render the disposition of the Mortgage
Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

     3. That Assignee warrants and represent to, and covenants with, the Assignor and the Company that:

        a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Flow Sale Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

        b. The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

        c. The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

        d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D, promulgated under the Securities Act;

        e. The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

        f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

        g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

                                  Exhibit D-2

        h. Either (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan ("Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

     The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Flow Sale Agreement is:

         [NAME AND ADDRESS OF ASSIGNEE]
         Attention: _____________________
         Telephone:  _________________________
         Fax:  _________________________

     The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Flow Sale Agreement is:

          For the account of [NAME OF ASSIGNEE]
          A/C#:  _________________________
          ABA#:  ____________________________
          Attention:  _________________________
          Taxpayer ID#:  _______________________

     4. Accuracy of the Flow Sale Agreement.

     The Company and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit B are true, accurate and complete copies of the Flow Sale Agreement, the Custodial Agreement and all amendments and modifications, if any, thereto, (ii) neither the Flow Sale Agreement nor the Custodial Agreement has been amended or modified in any respect, except as set forth in this Agreement, and (iii) no notice of termination has been given to the Company under the Flow Sale Agreement. The Company represents and warrants that through the date hereof the Company has serviced the Mortgage Loans in accordance with the terms of the Flow Sale Agreement.

     5. Recognition of Assignee.

     From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Flow Sale Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that the Flow Sale Agreement and the Custodial Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

                               [Signatures Follow]

                                  Exhibit D-3

     IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement be executed by their duly authorized officers as of the date first above written.



[NAME OF ASSIGNOR]                       [NAME OF ASSIGNEE]

By:                                      By:  __________________________________
    -----------------------------

Name:                                    Name:  ________________________________
      ---------------------------

Its:                                     Its:  _________________________________
     ----------------------------





[NAME OF COMPANY]
Company

By:  __________________________________

Name:  ________________________________

Its:  _________________________________









                                  Exhibit D-4

                                    EXHIBIT A
             to the Assignment, Assumption and Recognition Agreement

                             MORTGAGE LOAN SCHEDULE






































                                  Exhibit D-5

                                    EXHIBIT B
             to the Assignment, Assumption and Recognition Agreement

                               EXECUTED COPIES OF
            MORTGAGE LOAN FLOW PURCHASE, SALE AND SERVICING AGREEMENT
                             AND MEMORANDUM OF SALE



































                                  Exhibit D-6

                                    EXHIBIT E

                             UNDERWRITING GUIDELINES




                                [Attached hereto]

































                                   Exhibit E-1

                                    EXHIBIT F

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                        Company Specific Representations

     The Company hereby represents, warrants and covenants that, as of the related Closing Date, or as of such date specifically provided herein:

     (a) Due Organization and Authority: The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company, subject to bankruptcy, insolvency, moratorium and other principles of equity affecting the rights of creditors generally, whether considered in a proceeding at law or in equity; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

     (b) Ordinary Course of Business: The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of originating, acquiring, selling and servicing mortgage loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

     (c) No Conflicts: Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms or provisions of the organizational documents of the Company or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

     (d) Approvals: The Company is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has

                                   Exhibit F-1
occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

     (e) Fair Consideration:  The consideration received by the Company upon the
sale  of  the  Mortgage  Loans  under  this  Agreement  shall   constitute  fair
consideration and reasonably equivalent value for the Mortgage Loans;

     (f) Ability to Perform; Solvency: The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

     (g) No Litigation Pending: There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any Material Adverse Change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

     (h) No Consent Required: No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

     (i) Selection Process: The Mortgage Loans will be selected on such Closing Date from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in the Company's portfolio at such Closing Date as to which the representations and warranties set forth in this Agreement could be made and such selection will not be made in a manner so as to affect adversely the interests of the Purchaser. Unless otherwise agreed by the Purchaser, no Mortgage Loan has been excluded from any prior sale of mortgage loans by the Company to the Purchaser or any other third party mortgage loan purchaser for reasons relating to noncompliance with Underwriting Guidelines or applicable law;

                                   Exhibit F-2

     (j) No Untrue Information: None of this Agreement, the information set forth in the Mortgage Loan Schedule attached to the related Memorandum of Sale and the information contained in the related electronic data file delivered to the Purchaser by the Company, nor any statement, report or other document furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading;

     (k) Sale Treatment: The disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

     (l) No Material Change: There has been no Material Adverse Change in the business, operations, financial condition or assets of the Company since the date of the Company's most recent financial statements;

     (m) No Brokers' Fees: The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans;

     (n) Anti-Money Laundering Law and OFAC Compliance: The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations;

     (o) Securities Law Compliance: Neither the Company nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act of 1933 Act or require registration

                                   Exhibit F-3
pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

     (p) MERS: The Company is in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated Mortgage Loans. On or within two (2) Business Days following the related Closing Date, the Company has provided or will provide the Custodian and the Purchaser with a MERS Report reflecting the Purchaser or its designee as the Investor on the MERS System with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan;

     (q)  Financial  Statements:  The Company  has  delivered  to the  Purchaser financial statements as requested by the Purchaser. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with GAAP. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

     (r) Compliance with the FACT Act. As of the Closing Date, the sale or transfer of each Mortgage Loan by the Company complies with all applicable federal, state and local laws, rules and regulations governing such sale or transfer, including without limitation, the Fair and Accurate Transactions Act (the "FACT Act") and the Fair Credit Reporting Act, each as may be amended from time to time, and the Company has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto.










                                  Exhibit F-4

                                    EXHIBIT G

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

                          Mortgage Loan Representations

     The Company hereby represents, warrants, and covenants with respect to the Mortgage Loans that as of the related Closing Date for such Mortgage Loan:

1.   Representations,  Warranties,  and Covenants Regarding  Individual Mortgage
     Loans:

     (a) Mortgage Loans as Described: The information set forth in the Mortgage Loan Schedule annexed to the related Memorandum of Sale and the information contained on the related electronic data file delivered to the Purchaser is complete, true and correct;

     (b) Payments Current: All payments required to be made prior to the related Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has been thirty (30) calendar days or more delinquent since the origination of such Mortgage Loan; and, if the Mortgage Loan is a Cooperative Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever been threatened or commenced with respect to the Cooperative Loan;

     (c) No Outstanding Charges: All taxes, governmental assessments, insurance premiums, leasehold payments, ground rents, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for (i) payments in the nature of escrow payments and (ii) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

     (d) Original Terms Unmodified: The terms of the Mortgage Note and Mortgage (and the Proprietary Lease and the Pledge Instruments with respect to each Cooperative Loan) have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and maintain the lien priority of the Mortgage and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy;

                                   Exhibit G-1

     (e) No Defenses: The Mortgage Note and the Mortgage (and the Cooperative Pledge Agreement related to each Cooperative Loan) are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

     (f) No Satisfaction of Mortgage: The Mortgage has not been satisfied, canceled, subordinated (except with respect to the subordination of any Second Lien Mortgage Loan to the related First Lien) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination (except with respect to the subordination of any Second Lien Mortgage Loan to the related First Lien) or rescission;

     (g) Validity of Mortgage Documents: The Mortgage Note, the Mortgage and, in the case of a Cooperative Loan, the related Cooperative Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the Mortgagor enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other principles of equity affecting the rights of creditors generally, whether considered in the proceeding at law or in equity. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. With respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Cooperative Pledge Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of Proprietary Lease and such documents have been duly and properly executed by such parties; each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative Corporation if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

     (h) Note as "Instrument": Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of Section 9-102(a)(65) of the Uniform Commercial Code in effect in the applicable jurisdiction;

     (i) No Fraud: No fraud, error, omission, misrepresentation, negligence, or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company or the Mortgagor, any appraiser, any builder or any developer, any servicer or any other party involved in the solicitation or origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Purchaser, and there are no circumstances existing with respect to the Mortgage Loan which would permit the primary mortgage guaranty insurer to deny coverage under any insurance policy. If a mortgage insurer fails to pay a claim submitted with respect to the related Mortgage Loan as a result of the mortgage insurer

                                   Exhibit G-2
successfully asserting a defense based on fraud, then such failure to pay shall constitute a breach of this representation which materially and adversely affects the interests of the owner of the Mortgage Loan;

     (j) Compliance with Applicable Laws: All requirements of any applicable federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including Uniform Consumer Credit Code laws), fair credit reporting, unfair collection practices, equal credit opportunity or fair housing and disclosure laws applicable to the solicitation, origination, servicing and collection of the Mortgage Loan have been complied with, the Mortgagor received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage
Loan and, if the Mortgage Loan is a refinanced Mortgage Loan, rescission materials required by applicable laws, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

     (k) Location and Type of Mortgaged Property: The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, an individual unit in a planned unit development, or a townhouse or, in the case of a Mortgage Loan secured by Cooperative Shares, leases or occupancy agreements. None of the Mortgaged Properties are manufactured homes, log homes, mobile homes, geodesic domes or other unique property types. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial or mixed-use purposes and, to the Company's knowledge, since the date of such Appraisal, no portion of the Mortgaged Property has been used for commercial purposes. No
Mortgage Loan finances builder inventory. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac eligibility requirements or is located in a condominium or planned unit development project which has received Fannie Mae or Freddie Mac project approval and the representations and warranties required by Fannie Mae or Freddie Mac with respect to such condominium or planned unit development have been made and remain true and correct in all respects. If the Mortgaged Property is next to another Mortgaged Property, such "row houses" do not, in the aggregate for all the Mortgage Loans in the Mortgage Loan Package, represent more than 1.0% of the aggregate principal balance of such Mortgage Loan Package;

     (l) Valid First or Second Lien: The Mortgage is a valid, subsisting and enforceable first, or in the case of Second Lien Mortgage Loans, second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions,

                                   Exhibit G-3
alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

          (i) the lien of current real property taxes and assessments not yet due and payable;

          (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the Originator of the Mortgage Loan and (i) referred to or otherwise considered in the Appraisal made for the Originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such Appraisal;

          (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

          (iv) the First lien on the related Mortgaged Property, in the case of Second Lien Mortgage Loans;

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each first lien Mortgage Loan or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Company has full right to sell and assign the same to the Purchaser. Except as otherwise set forth on the related Mortgage Loan Schedule, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage. With respect to any Cooperative Loan, the Cooperative Pledge Agreement is a valid, subsisting and enforceable first priority security interest on the related Cooperative Shares securing the Mortgage Note, subject only to (a) liens of the related residential Cooperative Corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential Cooperative Corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Cooperative Pledge Agreement;

     (m) Full Disbursement of Proceeds: The proceeds of the Mortgage Loan have been fully disbursed or credited to or for the account of the Mortgagor, and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. Any and all requirements as to completion of any on-site or off-site improvements and any and all requirements as to disbursements of escrow funds for such improvements

                                   Exhibit G-4
have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

     (n) Consolidation of Future Advances: Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority (or, in the case of a Second Lien Mortgage Loan, second lien priority) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the related Cut-off Date;

     (o) Ownership: The Company is a sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage (and with respect to any Cooperative Loan, the sole owner of the related Cooperative Pledge Agreement). The Company has full right and authority under all governmental and regulatory bodies having jurisdiction over the Company, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a "Lien"); and immediately upon the transfers and assignments herein contemplated, the Company shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan to the Purchaser and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

     (p) Origination/Doing Business: The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (A) organized under the laws of such state, (B) qualified or exempt from qualification to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

     (q) LTV, PMI Policy: No Mortgage Loan has an LTV at origination in excess of 95%. With respect to each Mortgage Loan with an LTV at origination in excess of 80% that is subject to a PMI Policy, such PMI Policy was issued by an insurer acceptable to Fannie Mae or Freddie Mac at the time of origination, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to

                                   Exhibit G-5
maintain such insurance and to pay all premiums and charges in connection therewith at least until the LTV of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser; provided, however, that a PMI Policy will not be required for any Cooperative Loan if (i) the proceeds of such Cooperative Loan were used to purchase a Cooperative Unit at the "insider's price" when the building was converted to a Cooperative Corporation, (ii) the value of the Cooperative Unit for purposes of establishing the LTV at origination was such "insider's price", (iii) the principal amount of the Cooperative Loan at origination was not more than 100% of such "insider's price".

     (r) Title Insurance: The Mortgage Loan is covered by an ALTA lender's title insurance policy (which in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1 or equivalent) acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i), (ii) and (iii) and with respect to each Second Lien Mortgage Loan, clause (iv) of Paragraph (l) of this Exhibit G, and with respect to Adjustable Rate Mortgage Loans against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender's title insurance policy. The Company, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the consummation of the purchase of the Mortgage Loans as contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

     (s) No Defaults: There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Cooperative Pledge Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the Company has the right under the terms of the Mortgage Note, Cooperative

                                   Exhibit G-6

Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under the prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and
(iv) either (A) the First Lien contains a provision that allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure, any default by payment in full or otherwise under the prior mortgage;;

     (t) No Mechanics' Liens: There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

     (u) Location of Improvements; No Encroachments: Except as insured against by the title insurance policy referenced in Paragraph (r) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. With respect to each Mortgage Loan that is covered by a PMI Policy, the improvement(s) located on or being part of the related Mortgaged Property were constructed in accordance with the specifications set forth in the original construction plans;

     (v) Payment Terms: Except with respect to Interest-Only Mortgage Loans, payments commenced no more than sixty (60) calendar days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan. The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the date specified on the related Mortgage Loan Schedule. As to each Adjustable Rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan. As to each Adjustable Rate Mortgage Loan that is not an Interest-Only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. As to each Adjustable Rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date (with respect to Interest-Only Mortgage Loans, following the related Interest-Only Adjustment Date), the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in Negative Amortization;

                                   Exhibit G-7

     (w) Balloon Payments, Graduated Payments or Contingent Interests: With respect to any Mortgage Loan which is identified on the Mortgage Loan Schedule as a Balloon Mortgage Loan, the Mortgage Note is payable in Monthly Payments based on a fifteen (15) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, with a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Balloon Mortgage Loan and such final Monthly Payment shall not be due prior to 180 months following the origination of the Balloon Mortgage Loan. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

     (x) Customary Provisions: The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption (other than under the Servicemembers Civil Relief Act) available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

     (y) Occupancy of the Mortgaged Property: As of the date of origination the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) was lawfully occupied under applicable law and the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) is lawfully occupied as of the Closing Date;

     (z) No Additional Collateral: The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (l) above;

     (aa) Deeds of Trust: In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (bb) Acceptable Investment: There are no circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property (or with respect to a Cooperative Loan, the Cooperative Pledge Agreement, the Cooperative Unit or the Cooperative Project), the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

     (cc) Transfer of Mortgage Loans: With respect to each Mortgage that is not recorded in the name of MERS or its designee, the Assignment of Mortgage, upon the insertion of the name of MERS as assignee and recording information, is in

                                   Exhibit G-8
recordable form and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located;

     (dd) Mortgaged Property Undamaged: The Mortgaged Property (and with respect to a Cooperative Loan, the related Cooperative Project and Cooperative Unit) is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, hurricane, flood, tornado, mold or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

     (ee) Customary Servicing and Collection Practices; Escrow Deposits: The origination, collection and servicing practices used by the Company with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been acceptable to Fannie Mae and Freddie Mac. The Company has reported the Mortgagor credit files, if any, to the three credit repositories in a timely manner. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments have been capitalized under the Mortgage Note;

     (ff) No Condemnation: There is no proceeding pending or, to the best of the Company's knowledge, threatened, for the total or partial condemnation of the related Mortgaged Property;

     (gg) The Appraisal: The Mortgage File contains an Appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser and the Appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac, and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated, to the extent required in the Underwriting Guidelines with respect to mortgage loans of the same type as the Mortgage Loan;

     (hh) Hazard Insurance: All buildings on the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac and to prudent mortgage lending institutions, against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are provided for in the Fannie Mae Guides or Freddie Mac Guides, as applicable, pursuant to insurance policies conforming to Accepted Practices, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property or the outstanding principal balance of the Mortgage Loan (plus, with respect to any Second Lien Mortgage Loan, the outstanding principal balance of the related first lien mortgage loan, if any), but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it may be included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, then a flood insurance policy meeting the requirements of the current guidelines of the

                                   Exhibit G-9

Federal Insurance Administration is in effect with a generally acceptable insurance carrier and such policy conforms to the requirements of Fannie Mae or Freddie Mac. Such flood insurance policy is in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the related Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Each such insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the purchase of the Mortgage Loans as contemplated by this Agreement. The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

     (ii) No Impairment of Insurance Coverage: No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation or other entity which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

     (jj) Servicemembers Civil Relief Act: The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested by or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or any similar state or local laws;

     (kk) No  Construction  Loans:  No Mortgage Loan was made in connection with
(i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

     (ll) Underwriting: Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines, which Underwriting Guidelines satisfy the standards of prudent mortgage lenders of the same type of mortgage loans as the Mortgage Loans in the secondary market;

     (mm) Mortgage Loan Documents: The Mortgage Note and the Mortgage and all other documents in the related Mortgage File are on Fannie Mae or Freddie Mac uniform instruments or are on forms acceptable to Fannie Mae or Freddie Mac;

                                   Exhibit G-10

     (nn) No Bankruptcy: No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and, to the best of the Company's knowledge, following the date of origination of the Mortgage Loan, the Mortgagor with respect to the Mortgage Loan was not a debtor in any state or federal bankruptcy or insolvency proceeding, and the Mortgaged Property has not been subject to any bankruptcy or foreclosure proceedings;

     (oo) Delivery of Mortgage Files: The Mortgage Loan Documents for the related Mortgage Loans have been delivered to the Custodian, subject to the delivery requirements of this Agreement. The Company is in possession of a complete Mortgage File for each Mortgage Loan, except for such documents the originals of which have been delivered to the Custodian, and all documents required to be included in the Mortgage File shall be complete, executed as required and in compliance with applicable law. With respect to each Mortgage Loan for which a lost note affidavit has been delivered to the Custodian in place of the original Mortgage Note, the related Mortgage Note is no longer in existence, and, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Purchaser will not be affected by the absence of the original Mortgage Note;

     (pp) Interest Calculation: Interest on each Mortgage Loan is calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months. No Mortgage Loan provides for interest payable on a simple interest basis. No Mortgage Loan provides for an increase in the related Mortgage Interest Rate upon the occurrence of a default under the terms of the related Mortgage Note;

     (qq) No Violation of Environmental Laws: The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

     (rr) Conversion to Fixed Interest Rate: No Adjustable Rate Mortgage Loan contains a provision permitting or requiring conversion to a Fixed Rate Mortgage Loan;

     (ss) The Mortgagor: The Mortgagor is one or more natural persons and/or an Illinois land trust or a "living trust" and such "living trust" is in compliance with Fannie Mae or Freddie Mac guidelines. In the event the Mortgagor is a trust, the trustee of such trust is a natural person and is a Mortgagor in his or her individual capacity;

     (tt) Texas Mortgage Loans: Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a "Texas Refinance Loan") has been originated in compliance with the provisions of
Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code. If the Mortgage Loan was originated in Texas, it is not a cash-out refinancing;

                                   Exhibit G-11

     (uu) Homeownership and Equity Protection Act; No High Cost Loans: No Mortgage Loan is (a) covered by the Home Ownership and Equity Protection Act of 1994 as amended ("HOEPA"), (b) a "high cost," "threshold," "covered," "predatory," "abusive," "high risk home" or similarly defined loan, including refinance loans, under any other Applicable Law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), provided that any Mortgage Loan secured by a Mortgaged Property in Illinois characterized as a "threshold" loan shall not be a "high cost" loan unless it is characterized as "predatory" under applicable local law; the Company has implemented and conducted compliance procedures to determine if each Mortgage Loan is "high-cost" home loan under any applicable federal, state or local law and performed a review of the disclosure provided to the related Mortgagor in accordance with such laws and the related Mortgage Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law or (c) a "High Cost Loan" or "Covered Loan," as defined in the then current Standard & Poor's LEVELS(R) Version 5.6 Glossary Revised, Appendix E. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

     (vv) Due on Sale: The Mortgage contains an enforceable provision, to the extent not prohibited by applicable law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

     (ww) Adjustments: All of the terms of the related Mortgage Note pertaining to interest adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan, including any required notices, and such adjustments do not and will not affect the priority of the Mortgage lien;

     (xx) No Leaseholds: Except as set forth in the related Memorandum of Sale, none of the Mortgage Loans are secured by a leasehold estate; if, however, a Mortgage Loan is secured by a leasehold estate, then (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (I) the term of such lease does not terminate earlier than five (5) years after the maturity

                                   Exhibit G-12
date of the Mortgage Note;  (J) the ground lease is assignable or  transferable;
(K) the ground lease does not provide for termination of the lease in the event of lessee's default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (L) the ground lease permits the mortgaging of the related Mortgaged Property; (M) the ground lease protects the mortgagee's interests in the event of a property condemnation; and (N) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

     (yy) Compliance with Anti-Money Laundering Laws: No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations;

     (zz) Refinanced Mortgage Loans: No Mortgage Loan is a refinanced subsidized mortgage loan that contains terms more favorable to the related Mortgagor;

     (aaa) Prepayment Premiums: All information on the Mortgage Loan Schedule and electronic data file delivered to the Purchaser regarding the Prepayment Premium is complete and accurate in all material respects and each Prepayment Premium is permissible and enforceable in accordance with its terms under applicable law. Prepayment Premiums on the Mortgage Loans are applicable to prepayments resulting from both refinancings and sales of the related Mortgaged Properties and the terms of such Prepayment Premiums do not provide for a waiver or release (i.e., "holidays") during the term of the Prepayment Premium. No Mortgage Loan provides for the payment of a Prepayment Premium beyond the three-year term following the origination of the Mortgage Loan. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Premium: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such Prepayment Premium in exchange for a monetary benefit, including, but not limited to, a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the choice of another mortgage product that did not require payment of such a premium, (iii) the Prepayment Premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Company shall not impose such Prepayment Premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the Monthly Payments;

     (bbb) Credit Information: As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Purchaser, the Company has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage Loan. The Company shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of Mortgage Loans or servicing rights thereto;

                                   Exhibit G-13

     (ccc) No Litigation Pending: There is no action, suit, proceeding or investigation pending, or to the Company's knowledge threatened, that is related to the Mortgage Loan and likely to affect materially and adversely the servicing of such Mortgage Loan;

     (ddd) Credit Scores: Each Mortgagor has a non-zero Credit Score and unless otherwise agreed by the Purchaser, the Credit Score provided is not a NextGen Credit Score;

     (eee)  No  Arbitration  Provisions:   No  Mortgagor  agreed  to  submit  to
arbitration to resolve any dispute arising out of or relating in any way to the related Mortgage Loan or the origination thereof;

     (fff) Down Payment: The source of the down payment, if any, with respect to each Mortgage Loan has been fully verified by the Originator as and if required pursuant to the Underwriting Guidelines;

     (ggg) No Adverse Selection: No selection procedures were used by the Company that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio;

     (hhh) Purchase Money Mortgage Loans: With respect to each purchase money Mortgage Loan, the borrower's assets were verified as part of the origination process;

     (iii) Broker Fees: With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly disclosed and assessed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement;

     (jjj) Buydown Loans: With respect to each Buydown Loan:

          (i) On or before the date of origination of such Mortgage Loan, the Originator and the Mortgagor, or the Originator, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Originator Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan;

          (ii) The Mortgage and the Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgaged Property when calculating the LTV for purposes of this Agreement and, if the Buydown Funds were provided by the Originator and if required

                                   Exhibit G-14
     under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

          (iii) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the related Mortgage Loan; and

          (iv) As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae and Freddie Mac regarding buydown agreements;

     (kkk) Cooperative Loans: With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Shares that are pledged as security for the Mortgage Loan are held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in
Section 216 of the Code);

     (lll)  Additional  Representations:   Each  additional  representation  and
warranty contained in the Trade Confirmation is true and correct;

     (mmm) [Pledged Asset Loans: No Mortgage Loan is a "pledged asset" mortgage loan;]

     (nnn) HMDA Data Elements: The Company has provided to the Purchaser all data and information (in form and substance acceptable to the Purchaser) required to be collected by the originator or owner of residential mortgage loans under the federal Home Mortgage Disclosure Act;

     (ooo) Origination in Compliance with Guidelines: Neither the origination of the Mortgage Loan nor the purchase thereof by the Purchaser will cause the Mortgage Loan or the Purchaser to fail to comply with the OCC or interagency guidelines establishing standards for residential mortgage lending practices or with the State Bank Supervisors and the American Association of Residential Mortgage Regulators guidance establishing standards for residential mortgage lending practices, as applicable;

     (ppp) Cooperative Lien Search. With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Cooperative Unit is located;

     (qqq) Cooperative Loan - Proprietary Lease. With respect to each Cooperative Loan, (i) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the [Aztech Document Systems, Inc]. or includes provisions which are no less favorable to the lender than those contained in such agreement;

                                   Exhibit G-15

     (rrr) Cooperative Loan - UCC Financing Statement. With respect to each Cooperative Loan, each original Financing Statement, Financing Statement Change or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Mortgagor or its designee establishes in the Mortgagor a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Mortgagor has full right to sell and assign the same;

     (sss) Cooperative Loan - Cooperative Pledge Agreement. With respect to each Cooperative Loan, each Cooperative Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Cooperative Pledge Agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof;

     (ttt) No Servicer Termination Fees: Each agreement with a servicer of a Mortgage Loan, if any, provides for the termination of the servicing rights relating to the Mortgage Loan on the related Servicing Transfer Date, without the payment of any termination fee or other expense by the Purchaser;

     (uuu) Second Lien Mortgage Loans: With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder. With respect to Second Lien Mortgage Loans, either (i) no consent for the Mortgage Loan is required by the holder of the related First Lien or
(ii) such consent has been  obtained  and is  contained in the related  Mortgage
File;

     (vvv) No Drop Outs: No Mortgage Loan was previously dropped out from any proposed purchase transaction for due diligence reasons;

     (www) No Convertible Loans: No Mortgage Loan contains provisions pursuant to which the Mortgage Interest Rate (a) is convertible from a fixed rate to an adjustable rate, (b) is convertible from an adjustable rate to a fixed rate or
(c) contains any other similar provisions which may constitute a "convertible" provision; and

     (xxx) Mortgage Loans Originated in Cook County, Illinois: Each Mortgage Loan secured by property located within the Cook County, Illinois anti-predatory lending Pilot Program area (i.e., ZIP Codes 60620, 60621, 60623, 60628, 60629,
60632, 60636, 60638, 60643 and 60652) complies with the recording requirements outlined in Illinois House Bill 4050 and Senate Bill 304 effective September 1, 2006; and

                                   Exhibit G-16

     (yyy)  Qualified  Mortgage:  Each Mortgage  Loan is a "qualified  mortgage"
within   the   meaning   of   Section   860G  of  the  Code  and   Treas.   Reg.
ss.1.860G-2(a)(1).

2. Fannie Mae Required Representations and Warranties:

     (a) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

     (b) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA");

     (c) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

     (d) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

     (e) No Mortgage Loan is a "High-Cost Home Loan" as defined in New York Banking Law 6-1;

     (f) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

     (g) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

     (h) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

     (i) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

     (j) No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

     (k) No Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

     (l) No Mortgage Loan is a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

                                   Exhibit G-17

     (m) No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

     (n) No Mortgage Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration;

     (o) No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the borrower's application to such affiliate for underwriting consideration;

     (p) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

     (q) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after October 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three (3) years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

     (r) No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

                                   Exhibit G-18

     (s) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

     (t) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

     (u) With respect to the Interim Servicing Period the Company will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent thirty (30), sixty (60), ninety (90) days, etc.), foreclosed, or charged-off.

3. Freddie Mac Required Representations and Warranties:

     (a) Compliance with Laws: Each Mortgage Loan in the trust at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory, abusive and fair lending laws;

     (b) HOEPA: No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA");

     (c) Mortgage Premises Located in Georgia: There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003, which is a "high cost home loan" as defined under the Georgia Fair Lending Act;

     (d) No High Cost Loans: No Mortgage Loan is a "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

     (e) Credit Insurance: With respect to each Mortgage Loan, no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Mortgage Loan;

                                   Exhibit G-19

     (f) Prepayment Penalties: With respect to any Mortgage Loan underlying any asset-backed security that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (a) the Mortgage Loan provides some benefit to the borrower (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty; (b) the Mortgage Loan's originator had a written policy of offering the borrower, or requiring third-party brokers to offer the borrower, the option of obtaining a mortgage loan that did not require payment of such a penalty; (c) the prepayment penalty was adequately disclosed to the borrower pursuant to applicable state and federal law; (d) no subprime loan originated on or after October 1, 2002 underlying any asset-backed security will provide for prepayment penalties for a term in excess of three years and any loans originated prior to such date, and any non-subprime loans, will not provide for prepayment penalties for a term in excess of five years; in each case unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period; and (e) such prepayment penalty shall not be imposed in any instance where the mortgage loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower's default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the imposition of such penalty;;

     (g) Credit Reporting (past practice): The Company has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

     (h) Credit Reporting (future covenant): With respect to the Interim Servicing Period, the Company will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

     (i) Eligible Products: Mortgage Loan underlying any asset-backed security, the borrower was not encouraged or required to select a mortgage loan product offered by the mortgage loan's originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the Mortgage Loan's requirements and the borrower's credit history, income, assets and liabilities. For a borrower who seeks financing through a mortgage loan originator's higher-priced subprime lending channel, the borrower should be directed towards or offered the mortgage loan originator's standard mortgage line if the borrower is able to qualify for one of the standard products;

     (j) Borrower's Ability to Repay: The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the borrower's credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the mortgage loan's originator made a reasonable determination

                                   Exhibit G-20
that at the time of origination (application/approval) the borrower had the ability to make timely payments on the Mortgage Loan;

     (k) Points and Fees: No borrower under a Mortgage Loan was charged "points and fees" in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such mortgage loan, whichever is greater. For purposes of this representation, "points and fees" (x) include origination, underwriting, broker and finder's fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount; and

     (l) No Arbitration Provision: With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

















                                  Exhibit G-21

                                    EXHIBIT H

                           FORM OF MEMORANDUM OF SALE


             CLOSING DATE:

     This Memorandum of Sale (this "Memorandum"), dated as of _______ (the "Closing Date"), confirms the sale by [NAME OF COMPANY] (the "Company"), to SunTrust Robinson Humphrey Funding, LLC (the "Purchaser"), and the purchase by the Purchaser from the Company, of the [first] [and] [second] [fixed rate] [adjustable rate] residential mortgage loans on a servicing retained basis described on the Mortgage Loan Schedule attached hereto as Schedule I (the "Mortgage Loans"), pursuant to the terms of the Mortgage Loan Flow Purchase, Sale and Servicing Agreement (the "Mortgage Loan Flow Purchase, Sale and Servicing Agreement"), dated as of _________ , and is by and between the Purchaser and the Company.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company does hereby bargain, sell, convey, assign and transfer to Purchaser without recourse, except as provided in the Mortgage Loan Flow Purchase, Sale and Servicing Agreement, and on a servicing retained basis, all right, title and interest of the Company in and to each of the Mortgage Loans, together with all documents maintained as part of the related Mortgage Files, all Mortgaged Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date or otherwise, all payments of principal and interest received on the Mortgage Loans after the Cut-off Date, all other unscheduled collections collected in respect of the Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing, subject, however, to the rights of the Company under the Mortgage Loan Flow Purchase, Sale and Servicing Agreement.

     If the related Mortgagor is thirty (30) days or more delinquent with respect to any of the Mortgage Loan's first [___] Monthly Payments due after the related Closing Date (an "EPD") or a debtor in any state or federal bankruptcy or insolvency proceeding filed within sixty (60) days following the related
Closing Date, the Company, at the Purchaser's option, shall repurchase such Mortgage Loan from the Purchaser within fifteen (15) days of notice therof at the Repurchase Price. Purchaser shall notify Company of an EPD within [____] days following receipt of the remittance report reflecting the occurrence of an EPD.

     If any Mortgage Loan prepays in full within the first [______] Monthly Payments following the related Closing Date, then (i) with respect to any such Mortgage Loan that does not provide for a Prepayment Premium, the Company will pay to the Purchaser the premium paid by the Purchaser in excess of par as set forth in the related Purchase Price and Terms Letter and (ii) with respect to any such Mortgage Loan that provides for a Prepayment Premium, the Company shall pay to the Purchaser such Prepayment Premium, plus the amount, if any, by which the purchase price premium in excess of par paid by the Purchaser exceeds the amount of such Prepayment Premium. The Company shall remit the amounts payable under clauses (i) and (ii) above by wire transfer of immediately available funds no later than the fifth (5th) Business Day following the date the related

                                   Exhibit H-1
prepayment is received by the Company or the Company is notified that the related prepayment has been received by the Successor Servicer.

     The Company has delivered to the Custodian prior to the date hereof the documents with respect to each Mortgage Loan required to be delivered under the Mortgage Loan Flow Purchase, Sale and Servicing Agreement.

     Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Mortgage Loan Flow Purchase, Sale and Servicing Agreement.































                                  Exhibit H-2

     IN WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Memorandum as of the Closing Date referred to above.



SUNTRUST ROBINSON HUMPHREY FUNDING, LLC    _________________________
as Purchaser                               as Company



By: _________________________              By: _________________________
Name:  _________________________           Name: _______________________
Its:  _________________________            Its:  _______________________



























                                  Exhibit H-3

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE






































                                  Exhibit H-4

                                    EXHIBIT I

                           FORM OF OPINION OF COUNSEL


SunTrust Robinson Humphrey Funding, LLC
Mail Code 3950
303 Peachtree Street, 26th Floor
Atlanta, Georgia 30308
Re: [NAME OF COMPANY]


Dear Sir/Madam:

I am [general counsel] of [NAME OF COMPANY] (the "Company"), with respect to certain matters in connection with the sale by the Company of certain mortgage loans (the "Mortgage Loans") pursuant to that certain Mortgage Loan Flow Purchase, Sale and Servicing Agreement by and between the Company and SunTrust Robinson Humphrey Funding, LLC (the "Purchaser"), dated as of ____________ , 200[_], (the "Agreement"), which sale is in the form of whole Mortgage Loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

I have examined the following documents:

1.   the Agreement;

2.   the Custodial Agreement;

3.   the form of endorsement of the Mortgage Notes; and

4. such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1. The Company is a [ENTITY TYPE] duly organized, validly existing and in good standing under the laws of the state of [_____].

2. The Company has the power to engage in the transactions contemplated by the Agreements, the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Agreement, the Custodial Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

                                  Exhibit I-1

3.   Each person who, as an officer or attorney-in-fact  of the Company,  signed
     (a) the Agreement and the Custodial Agreement, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Agreement and the person was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting and as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4. Each of the Agreement, the Custodial Agreement, and the Mortgage Loans, has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

5. The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreement and the Custodial Agreement, and by original or facsimile signature in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement, the Custodial Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Agreement, and the Custodial Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any Material Adverse Change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or the Custodial

                                  Exhibit I-2

     Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement and the Custodial Agreement.

9. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreement is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Agreement.

10. The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser's direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser's direction, to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,








                                  Exhibit I-3

                                    EXHIBIT J

                        FORM OF MONTHLY SERVICING REPORT



     On the Reporting Date set forth in Section 5.02 of the Agreement, the Purchaser shall have received from the Servicer electronic information related to each mortgage loan serviced on behalf of the Purchaser. All reports shall be generated by the Servicer's loan servicing system and outline loan activity that transpired during the immediately preceding calendar month.

     All electronic information shall contain and be sorted by the Purchaser's loan identification number as well as contain the Servicer's loan identification number. Information regarding the Purchaser's inventory must be clearly separated from that reported to other investors.

     Each  remittance  must  be  clearly   reconciled  to  detailed  loan  level
remittance information. All adjustments between information sent and actual remittance must be identifiable at loan level.

     The Loans Transferred In and Loans Transferred Out must be reconciled to collective Notices of Servicing Transfer or Sale Notices received effective during the respective Due Period. A monthly reconciliation of new loans added and loans removed must be submitted.

     The monthly electronic remittance file shall include the following data elements at a minimum.













                                  Exhibit J-1

------------------------------ ------------- -------------------------------------------- ------------------------------------------
         Field Name                                       Field Description                                Field Type
------------------------------ ------------- -------------------------------------------- ------------------------------------------
      Purchaser Loan #           Required    The loan identification number assigned by   Numeric, no comma's and no special
                                             Purchaser                                    characters (i.e $ and %)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
  Previous Servicer Loan #                                                                Numeric, no comma's and no special
                                                                                          characters (i.e $ and %)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
    Servicer loan number         Required    Servicer loan number                         Numeric, no comma's and no special
                                                                                          characters (i.e $ and %)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
  Actual interest collected                  Actual Interest amount collected from        Signed Numeric, no comma's and no special
                                             borrower (at note rate)                      characters (i.e $ and %)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
      FNMA Action code           Required    Standard FNMA                                Numeric, no comma's and no special
                                             Action Code for payoff loans                 characters (i.e $ and %)
                                             coded with 60-69 series of action code
------------------------------ ------------- -------------------------------------------- ------------------------------------------
      FNMA Action date           Required    Payoff date ( I.e., 01-MAY-2001)             Date : DD-MMM-CCYY
------------------------------ ------------- -------------------------------------------- ------------------------------------------
      Interest remitted          Required    Net Interest dollars remitted. Actual        Signed Numeric, no comma's and no special
                                             interest dollars collected from borrower     characters (i.e $ and %)
                                             less service fee.
------------------------------ ------------- -------------------------------------------- ------------------------------------------
Beginning Scheduled note rate   Required if  Scheduled note rate used to calculate the    Signed Numeric, no comma's and no special
                                 reporting   payment being reported                       characters (i.e $ and %)

                                Scheduled /  Only apply to Scheduled/Scheduled Loans.
                                 Scheduled   If this is an Actual/Actual loan, leave
                                             blank
------------------------------ ------------- -------------------------------------------- ------------------------------------------
   Beginning Scheduled P&I     Required if   Scheduled P&I payment amount used to         Signed Numeric, no comma's and no special
           payment              reporting    calculate the payment being reported         characters (i.e $ and %)
                               Scheduled /
                                Scheduled    Only apply to Scheduled/Scheduled Loans.
                                             If this is an Actual/Actual loan, leave
                                             blank
------------------------------ ------------- -------------------------------------------- ------------------------------------------
 Beginning Scheduled service   Required if   Scheduled service fee rate used to           Signed Numeric, no comma's and no special
          fee rate              reporting    calculate the payment being reported         characters (i.e $ and %)
                               Scheduled /
                                Scheduled    Only apply to Scheduled/Scheduled Loan.
                                             If this is an Actual/Actual loan, leave
                                             blank
------------------------------ ------------- -------------------------------------------- ------------------------------------------
       Ending Due Date          Required     Loan due date per trial balance report       Date : DD-MMM-CCYY
                                             (I.e., 01-MAY-2001)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
     Ending Current rate        Required     Current Note rate per trial balance report   Signed Numeric, no comma's and no special
                                                                                          characters (i.e $ and %)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
   Ending participant UPB        Required    Ending participant principal balance         Signed Numeric, no comma's and no special
                                             (Always equal to the 'Ending 100% UPB' for   characters (i.e $ and %)
                                             wholly owned loans)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
     Ending 100% P&I pmt         Required    Ending 100% P&I payment amount               Signed Numeric, no comma's and no special
                                                                                          characters (i.e $ and %)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
       Ending 100 %UPB           Required    Ending 100% principal balance                Signed Numeric, no comma's and no special
                                                                                          characters (i.e $ and %)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
     Other fees remitted         Required    Fees remitted from Servicer                  Signed Numeric, no comma's and no special
                                             This should be your share of the fees        characters (i.e $ and %)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
     Principal remitted          Required    Total Principal amount remitted (includes    Signed Numeric, no comma's and no special
                                             curtailments and payoffs)                    characters (i.e $ and %)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
   Ending Service fee rate       Required    Current Service Fee  rate per trial          Signed Numeric, no comma's and no special
                                             balance report                               characters (i.e $ and %)
------------------------------ ------------- -------------------------------------------- ------------------------------------------
   Ending Security Balance     Required if   Ending security balance                      Signed Numeric, no comma's and no special
                                reporting                                                 characters (i.e $ and %)
                               Scheduled /   Only apply to Scheduled/Scheduled Loan.
                                Scheduled    If this is an Actual/Actual loan, leave
                                             blank
------------------------------ ------------- -------------------------------------------- ------------------------------------------
        Servicer Name            Required    Servicer Name                                Text
------------------------------ ------------- -------------------------------------------- ------------------------------------------
  Servicer's Investor Code       Required    The distinct investor code assigned by the   Text
                                             servicer to the pool of mortgage
                                             loans being reported to identify
                                             the loans separate from other pools
                                             being serviced
  Servicer Investor Code 1                   Code utilized by Servicer to segregate and
                                             identify each pool of mortgage loans
  Servicer Investor Code 2                   Additional code utilized by Servicer to
                                             further segregate and identify subset of
                                             mortgage loans within Servicer Investor
                                             Code 1
 Primary Borrower Last Name                                                               Text
   Primary Borrower Social                                                                Numeric, no comma's and no special
       Security Number                                                                    characters (i.e $ and %)

                                  Exhibit J-2

------------------------------ ------------- -------------------------------------------- ------------------------------------------
         Field Name                                       Field Description                                Field Type
------------------------------ ------------- -------------------------------------------- ------------------------------------------
   Property Street Address                                                                Text

        Property City                                                                     Text
       Property State                                                                     Text, 2 characters
      Property Zip Code                                                                   Numeric, no comma's and no special
                                                                                          characters (i.e $ and %)
------------------------------ ------------- -------------------------------------------- ------------------------------------------

     From time to time, the Purchaser may reasonably request the Servicer to add or modify information being reported on the electronic reports at the Servicer's expense. The Servicer must notify the Purchaser in the event servicing circumstances dictate file layout changes

     In addition to the electronic information set forth above, the Servicer shall submit, on compact disc or other acceptable format, industry standard reports outlined below in addition to electronic information. The financial elements provided in the electronic information provided above must clearly reconcile to information set-forth in these reports. From time to time, the Purchaser may reasonably request the Servicer to add or remove standard industry reports at the Servicer's expense.

-------------------------------------------------------------------------------- -------------------------------------
Description of Report                                                            Example: Reference Report Number
                                                                                 (Alltel System)
-------------------------------------------------------------------------------- -------------------------------------
Trial Balance                                                                    P139
-------------------------------------------------------------------------------- -------------------------------------
Payments Collected showing split of Principal & Interest Payment                 S215
-------------------------------------------------------------------------------- -------------------------------------
Paid-in Full/Liquidation Reports                                                 S214
-------------------------------------------------------------------------------- -------------------------------------
Loans Removed -Transfers Out B                                                   T62R
-------------------------------------------------------------------------------- -------------------------------------
Curtailments                                                                     S213
-------------------------------------------------------------------------------- -------------------------------------
New loans added/Transfers In B                                                   T62B
-------------------------------------------------------------------------------- -------------------------------------
Non-financial Adjustments Report
-------------------------------------------------------------------------------- -------------------------------------
Payoffs / Interim Cutoff Report                                                  S210
-------------------------------------------------------------------------------- -------------------------------------
Pre-paid Loans (non-payoffs)                                                     S212
-------------------------------------------------------------------------------- -------------------------------------
Delinquent Loans
-------------------------------------------------------------------------------- -------------------------------------
Arm Change Report                                                                24N
-------------------------------------------------------------------------------- -------------------------------------

Delivery
--------

Remittance  reports  and  related   electronic   information  not  suitable  for
electronic transmission are to be delivered via overnight mail to the addressed to:

                                [To be provided]

Delivery of Electronic Reports
------------------------------

Electronic data files shall be delivered to:

                                     [     ]
                                      -----

                                  Exhibit J-3

Delivery of Remittances
-----------------------

Funds to be remitted pursuant to this Agreement shall be delivered via wire transfer using the following instructions:

                                     [     ]
                                      -----
































                                  Exhibit J-4

                                   ADDENDUM I

                      REGULATION AB COMPLIANCE ADDENDUM TO
            MORTGAGE LOAN FLOW PURCHASE, SALE AND SERVICING AGREEMENT

     This Regulation AB Compliance Addendum (this "Reg AB Addendum") supplements and forms a part of that certain Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of [_____], 200[_], by and between SunTrust Robinson Humphrey Funding, LLC, as the Purchaser (the "Purchaser") and [_____] (the "Company") (as amended, modified or supplemented, the "Agreement").

                                   WITNESSETH

     WHEREAS, the Company and the Purchaser have agreed to adopt an addendum to the Agreement to reflect the intention of the parties to comply with Regulation AB.

     NOW, THEREFORE, in consideration of the mutual promises and mutual obligations set forth herein, the Company and the Purchaser hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

     Commission: The United States Securities and Exchange Commission.

     Company Information: As defined in Section 2.07(a).

     Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Master Servicer: With respect to any Securitization Transaction, the "master servicer," if any, identified in the related transaction documents.

     Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the

                                  Addendum I-1

Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

     Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Securities Act: The Securities Act of 1933, as amended.

     Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

     Servicer: As defined in Section 2.03(c).

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Static Pool Information: Static pool information as described in Item 1l05(a)(l)-(3) and 1105(c) of Regulation AB.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item l122( d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

     Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

                                  Addendum I-2

     Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

                                   ARTICLE II
                          COMPLIANCE WITH REGULATION AB

Section 2.01 Intent of the Parties; Reasonableness.

     The  Purchaser  and the Company  acknowledge  and agree that the purpose of
Article II of this Reg AB Addendum is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission and that the provisions of this Reg AB Addendum shall be applicable to all Mortgage Loans included in a Securitization Transaction. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

     Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser and any Master Servicer to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

     The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

                                  Addendum I-3

Section 2.02 Additional Representations and Warranties of the Company.

     (a) The Company thereby represents to the Purchaser, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 2.03 that, except as disclosed in writing to the Purchaser, such Master Servicer or such Depositor prior to such date:
          (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

     (b) If so requested by the Purchaser, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 2.03, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 2.03 Information to Be Provided by the Company.

     In connection with any Securitization Transaction, the Company shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c), (f) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing

                                  Addendum I-4
and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

     (a) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and
          (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(l), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

          (i)  the originator's form of organization;

          (ii) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

         (iii) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer; and

          (iv) a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization
               Transaction:

                    (1) the sponsor;
                    (2) the depositor;
                    (3) the issuing entity;
                    (4) any servicer;
                    (5) any trustee;
                    (6) any originator;
                    (7) any significant obligor;
                    (8) any enhancement or support provider; and
                    (9) any other material transaction party.

     (b) If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans

                                  Addendum I-5

          (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format
          (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

     Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

     If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

                                  Addendum I-6

     (c) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

          (i)  the Servicer's form of organization;

          (ii) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under the Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

               (1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

               (2)  the extent of outsourcing the Servicer utilizes;

               (3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

               (4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

               (5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

                                  Addendum I-7

         (iii) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under the Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

          (iv) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under the Agreement or any Reconstitution Agreement;

          (v) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

          (vi) a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

         (vii) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

        (viii) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

          (ix) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

          (x) a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

               (1) the sponsor;
               (2) the depositor;
               (3) the issuing entity;
               (4) any servicer;

                                  Addendum I-8

               (5) any trustee;
               (6) any originator;
               (7) any significant obligor;
               (8) any enhancement or support provider; and
               (9) any other material transaction party.

     (d) For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under this Agreement or any
          Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

     (e) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under the Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

     (f) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of the Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included

                                  Addendum I-9
          in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

          (1) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

          (2) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

          (3) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

     (g) The Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omissions Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer's performance hereunder.

Section 2.04 Servicer Compliance Statement.

     On or before March 1 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser, any Master Servicer and any Depositor a statement of compliance addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 2.05 Report on Assessment of Compliance and Attestation.

     (a) On or before March 1 of each calendar year, commencing in 2007, the Company shall:

          (1) deliver to the Purchaser, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer and such Depositor) regarding the Company's assessment of compliance with the Servicing Criteria

                                  Addendum I-10
               during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Company, and shall address each of the "Applicable Servicing Criteria" specified on Exhibit B hereto;

          (2) deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

          (3) cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 2.06(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB and deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section; and

          (4) deliver, and cause each Subservicer and Subcontractor described in clause (iii) to provide, to the Purchaser, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit A.

The Company acknowledges that the parties identified in clause (a)(4) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(4) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

     (b)  Each  assessment of compliance  provided by a Subservicer  pursuant to
          Section 2.05(a)(3) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Reg AB Addendum or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to
          Section 2.05(a)(3) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2.06.

                                  Addendum I-11

Section 2.06 Use of Subservicers and Subcontractors.

     The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

     (a) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2.02, 2.03( c), (e), (f) and (g), 2.04, 2.05 and 2.07 of this
          Reg AB Addendum to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 2.03(d) of this Reg AB Addendum. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2.05 as and when required to be delivered.

     (b) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 2.05 and 2.07 of this Reg AB Addendum to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such

                                  Addendum I-12

Subservicer and such Subcontractor under Section 2.05, in each case as and when required to be delivered.

Section 2.07 Indemnification; Remedies.

     (a) The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

          (1) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants' letter or other material provided under this Article II by or on behalf of the Company, or provided under this Article II by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the "Company Information"), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

          (2) any breach by the Company of its obligations under this Article II, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Article II, including any failure by the Company to identify pursuant to
               Section 2.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

                                  Addendum I-13

          (3) any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to
               Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date; or

          (4) the negligence, bad faith or willful misconduct of the Company in connection with its performance under this Article II.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in clause (a)(2) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

     (b) (1) Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Article II, or any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause
          (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under the Agreement and any applicable Reconstitution
          Agreement, and shall entitle the Purchaser or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any

                                  Addendum I-14

          Master Servicer for such Securitization Transaction); provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

          (2) Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section 2.04 or 2.05, including any failure by the Company to identify pursuant to Section 2.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Company under the Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

     Neither the Purchaser, any Master Servicer nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (b)(2) if a failure of the Company to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

          (3) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of the Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 2.08 Third-Party Beneficiary.

     For purposes of this Article II and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.



                                  Addendum I-15

                                    EXHIBIT A

                          FORM OF ANNUAL CERTIFICATION

         Re:  The [      ] agreement dated as of [  ], 200[ ] (the "Agreement"),
              among [IDENTIFY PARTIES]

     I, ________________________________,  the _____________________ of [NAME OF
COMPANY] (the "Company"), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

     (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Company on Exhibit B to the Regulation AB Compliance Addendum to the Agreement (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

     (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

     (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

     (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

     (5) The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports

                                  Addendum I-16
have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.




                                      Date:


                                      By:
                                             Name:
                                             Title:





























                                 Addendum I-17

                                    EXHIBIT B
         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [Name of Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria";


----------------------------------------------------------------------------------------------------------------------
                                       Servicing Criteria                                            Applicable
                                                                                                      Servicing
                                                                                                      Criteria
----------------------------------------------------------------------------------------------------------------------
       Reference                                       Criteria
----------------------------------------------------------------------------------------------------------------------
                        General Servicing Considerations
----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)          Policies and procedures are instituted to monitor any                              X
                       performance or other triggers and events of default in
                       accordance with the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)         If any material servicing activities are outsourced to third parties,              X
                       policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)        Any requirements in the transaction agreements to
                       maintain a back-up servicer for the mortgage loans are
                       maintained.
----------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)         A fidelity bond and errors and omissions policy is in effect on the                X
                       party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
                       Cash Collection and Administration
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)          Payments on mortgage loans are deposited into the appropriate custodial            X
                       bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)         Disbursements made via wire transfer on behalf of an obligor or to an              X
                       investor are made only by authorized personnel.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)        Advances of funds or guarantees regarding collections, cash flows or               X
                       distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)         The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are
                       separately maintained (e.g., with respect to commingling of cash) as set           X
                       forth in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)          Each custodial account is maintained at a federally insured depository             X
                       institution as set forth in the transaction agreements.  For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1 (b)(1) of the Securities
                       Exchange Act.
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)         Unissued checks are safeguarded so as to prevent unauthorized access.              X
----------------------------------------------------------------------------------------------------------------------

                                 Addendum I-18

----------------------------------------------------------------------------------------------------------------------
                                       Servicing Criteria                                            Applicable
                                                                                                      Servicing
                                                                                                      Criteria
----------------------------------------------------------------------------------------------------------------------
       Reference                                       Criteria
----------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)        Reconciliations are prepared on a monthly basis for all asset-backed               X
                       securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A)
                       mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
                       Investor Remittances and Reporting
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)          Reports to investors, including those to be filed with the Commission,             X
                       are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms
                       set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)         Amounts due to investors are allocated and remitted in accordance with             X
                       timeframes, distribution priority and other terms set forth in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)        Disbursements made to an investor are posted within two business days to
                       the Servicer's investor records, or such other number of days specified            X
                       in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)         Amounts remitted to investors per the investor reports                             X
                       agree with cancelled checks, or other form of payment,
                       or custodial bank statements.
----------------------------------------------------------------------------------------------------------------------
                            Pool Asset Administration
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)          Collateral or security on mortgage loans is maintained as                          X
                       required by the transaction agreements or related
                       mortgage loan documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)         Mortgage loan and related documents are safeguarded as required by the             X
                       transaction agreements
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)        Any additions, removals or substitutions to the asset pool are made,               X
                       reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
----------------------------------------------------------------------------------------------------------------------

                                 Addendum I-19

----------------------------------------------------------------------------------------------------------------------
                                       Servicing Criteria                                            Applicable
                                                                                                      Servicing
                                                                                                      Criteria
----------------------------------------------------------------------------------------------------------------------
       Reference                                       Criteria
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)         Payments on mortgage loans, including any payoffs, made in accordance              X
                       with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)          The Servicer's records regarding the mortgage loans agree                          X
                       with the Servicer's records with respect to an
                       obligor's unpaid principal balance.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)         Changes with respect to the terms or status of an obligor's mortgage               X
                       loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)        Loss mitigation or recovery actions (e.g., forbearance plans,                      X
                       modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)       Records documenting collection efforts are maintained during the period            X
                       a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)         Adjustments to interest rates or rates of return for                               X
                       mortgage loans with variable rates are computed based
                       on the related mortgage loan documents.
----------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)          Regarding any funds held in trust for an obligor (such as escrow                   X
                       accounts):  (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
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                                 Addendum I-20

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                                       Servicing Criteria                                            Applicable
                                                                                                      Servicing
                                                                                                      Criteria
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       Reference                                       Criteria
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1122(d)(4)(xi)         Payments made on behalf of an obligor (such as tax or insurance                    X
                       payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
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1122(d)(4)(xii)        Any late payment penalties in connection with any payment to be made on            X
                       behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
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1122(d)(4)(xiii)       Disbursements made on behalf of an obligor are posted within two                   X
                       business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.
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1122(d)(4)(xiv)        Delinquencies, charge-offs and uncollectible accounts are                          X
                       recognized and recorded in accordance with the
                       transaction agreements.
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1122(d)(4)(xv)         Any external enhancement or other support, identified in                           X
                       Item 1114(a)(1) through (3) or Item 1115 of Regulation                       if obligated under
                       AB, is maintained as set forth in the transaction agreements.             transaction documents
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




                                 Addendum I-21

                                        [NAME OF COMPANY]
                                        [NAME OF SUBSERVICER]



                                        Date:
                                               ---------------------------------


                                        By:
                                             -----------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                                --------------------------------

























                                 Addendum I-22